UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________

SCHEDULE 14A
________________

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-2

IRIDEX CORPORATION
(Name of Registrant as Specified In Its Charter)

_________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

IRIDEX CORPORATION
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 14, 2023

TO THE STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of IRIDEX Corporation, a Delaware corporation (the “Company”), will be held on June 14, 2023 (the “Annual Meeting”) at 9:00 a.m., Pacific time, at the Company’s principal executive offices located at 1212 Terra Bella Avenue, Mountain View, California 94043, for the following purposes:

1.      To elect the six (6) directors named in the proxy statement to serve for the ensuing year or until their successors are elected and qualified (“Proposal One”);

2.      To ratify the appointment of BPM LLP as the Company’s independent registered public accounting firm for fiscal year 2023 ending December 30, 2023 (“Proposal Two”);

3.      To conduct an advisory vote to approve the compensation of the Company’s named executive officers (“Proposal Three”);

4.      To approve of the 2008 Equity Incentive Plan, as amended (“Proposal Four”);

5.      To approve of the amendment to the Amended and Restated Certificate of Incorporation to eliminate or limit the personal liability of officers (“Proposal Five”); and

6.      To transact such other business as may properly be brought before the meeting and any adjournment(s) or postponement(s) thereof.

Stockholders at the close of business on April 17, 2023 shall be entitled to notice of and to vote at the Annual Meeting. The date of this proxy statement is April 28, 2023 and the Notice of Internet Availability (the “Internet Notice”) is being mailed on or about May 3, 2023 to stockholders of record as of April 17, 2023.

All stockholders are cordially invited to attend the meeting. The Internet Notice also provides instruction on how to vote via the Internet and includes instructions on how to receive a paper copy of our proxy materials by mail. The proxy statement and our annual report can be accessed directly at www.proxyvote.com. All you have to do is enter the control number located on your Internet Notice or proxy card. Any stockholder attending the Annual Meeting may vote in person even if he, she or it has previously voted using the Internet, telephone or proxy card. If you wish to attend the Annual Meeting to vote in person and need directions, please contact Investor Relations at (650) 940-4700 or investors@iridex.com.

By Order of the Board of Directors of IRIDEX Corporation,
/s/ David I. Bruce
Mountain View, California	David I. Bruce
April 28, 2023	President and Chief Executive Officer

YOUR VOTE IS IMPORTANT

IN ORDER TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING,
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING WE URGE YOU TO
SUBMIT YOUR VOTE VIA THE INTERNET, TELEPHONE OR MAIL.

Page
INFORMATION CONCERNING SOLICITATION AND VOTING	1
CORPORATE GOVERNANCE MATTERS	5
Independence of the Board of Directors	5
Board Leadership Structure and Oversight of Risk Management	5
Board Meetings and Committees	5
Board Diversity	6
Stockholder Recommendations for Nominations to the Board of Directors	7
Communications with the Board of Directors	8
Corporate Governance Guidelines	8
Code of Business Conduct and Ethics	8
PROPOSAL ONE — ELECTION OF DIRECTORS	9
PROPOSAL TWO — RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	12
Fees Billed to the Company by the Company’s Principal Independent Registered Public Accounting Firm During the Previous Two Fiscal Years	12
Auditor Independence	12
Pre-Approval of Audit and Non-Audit Services	12
PROPOSAL THREE — ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	14
PROPOSAL FOUR — APPROVAL OF THE 2008 EQUITY INCENTIVE PLAN, AS AMENDED	15
PROPOSAL FIVE — APPROVAL OF THE AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE OR LIMIT THE PERSONAL LIABILITY OF OFFICERS	25
AUDIT COMMITTEE REPORT	28
EXECUTIVE OFFICERS	29
EXECUTIVE COMPENSATION	30
Executive Compensation Program Philosophy and Process	30
Compensation Objectives and Philosophy	30
Role and Authority of the Compensation Committee	30
Executive Officer Compensation	30
Summary Compensation Table	34
Outstanding Equity Awards at 2022 Fiscal Year-End	35
Tax and Accounting Considerations	37
Pay Versus Performance	37
Director Compensation	41
Information on Compensation Risk Assessment	42
Equity Compensation Plan Information	42
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	43
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	45
Policies and Procedures for Related Party Transactions	45
OTHER MATTERS	46

i

IRIDEX CORPORATION
1212 Terra Bella Avenue
Mountain View, CA 94043

PROXY STATEMENT
FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The Board of Directors (the “Board”) of IRIDEX Corporation, a Delaware corporation (the “Company” or “IRIDEX”), is furnishing this proxy statement in connection with its solicitation of proxies for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the principal executive offices of the Company located at 1212 Terra Bella Avenue, Mountain View, California 94043 on June 14, 2023, at 9:00 a.m., Pacific time, and at any adjournment(s) or postponement(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Company’s telephone number is (650) 940-4700.

The date of this proxy statement is April 28, 2023 and the Notice of Internet Availability (the “Internet Notice”) is being mailed on or about May 3, 2023 to stockholders of record as of April 17, 2023, and these proxy solicitation materials and the Annual Report on Form 10-K, filed as of March 9, 2023 for fiscal year 2022 ended December 31, 2022, including the consolidated financial statements (the “Form 10-K”), were first made available to you on the Internet, on or about March 9, 2023. We maintain a website at www.iridex.com. The information on our website is not a part of this proxy statement.

Record Date and Share Ownership

Stockholders at the close of business on April 17, 2023 (the “Record Date”) are entitled to notice of and to vote at the meeting and at any adjournment(s) or postponement(s) thereof. At the Record Date, 16,007,161 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), were issued and outstanding.

Internet Notice

Pursuant to the rules of the Securities and Exchange Commission (the “SEC”), we have provided access to our proxy materials over the Internet. Accordingly, the Internet Notice has been sent to our stockholders of record and beneficial owners as of the Record Date. Instructions on how to access the proxy materials over the Internet or to request a printed copy by mail may be found on the Internet Notice. In addition, the Internet Notice provides information on how stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

By accessing the proxy materials on the Internet or choosing to receive your future proxy materials by email, you will save us the cost of printing and mailing documents to you and will reduce the impact of our annual stockholders’ meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. If you choose to receive future proxy materials by mail, you will receive a paper copy of those materials, including a proxy card. Your election to receive proxy materials by mail or email will remain in effect until you notify us that you are terminating your request.

Voting

Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder. Holders of Common Stock are the only security holders of the Company entitled to vote at the Annual Meeting. Stockholders may not cumulate votes in the election of directors.

Registered Stockholders. If shares of our Common Stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares, and the Internet Notice was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person at the Annual Meeting. Throughout this proxy statement, we refer to these registered stockholders as “stockholders of record.”

Street Name Stockholders. If shares of our Common Stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and the Internet Notice was forwarded to you by that organization, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since a beneficial owner is not the stockholder of record, you may not vote your shares of our Common Stock in-person at the Annual Meeting unless you follow your broker, bank or other nominee’s procedures for obtaining a legal proxy. If you request a printed copy of our proxy materials by mail, your broker, bank or other nominee will provide a voting instruction form for you to use. Throughout this proxy statement, we refer to stockholders who hold their shares through a broker, bank or other nominee as “street name stockholders.”

By mail — Stockholders of record who received paper copies of our proxy materials may submit proxies by signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelopes. Proxy cards submitted by mail must be received by the time of the meeting in order for your shares to be voted. Street name stockholders may vote by following the instructions provided by their brokers, banks or nominees.

By Internet — Stockholders of record may submit proxies online by following the “Vote by Internet” instructions on their proxy cards or Internet Notice until 11:59 p.m., Eastern time, on June 13, 2023. Street name stockholders may be able to vote by accessing the web site specified in the voting instructions provided by their brokers, banks or nominees. Please check the voting instructions for Internet voting availability.

By telephone — Stockholders of record who live in the United States or Canada may submit proxies by calling 1-800-652-VOTE (8683) and following the “Vote by Telephone” instructions on their proxy cards until 11:59 p.m., Eastern time, on June 13, 2023. Street name stockholders may be able to vote by phone by calling the number specified in the voting instructions provided by their brokers, banks or nominees. Please check the voting instructions for telephone voting availability.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by (a) delivering to the Company at its principal offices to the attention of the Company’s Chief Executive Officer a written notice of revocation or a duly executed proxy bearing a later date or (b) attending the meeting and voting in person by ballot.

Solicitation of Proxies

The cost of this solicitation will be borne by the Company. The Company may reimburse brokerage firms and other persons representing street name stockholders for their expenses in forwarding solicitation material to such street name stockholders. Proxies may also be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, personally or by telephone or other electronic means. We have engaged Alliance Advisors, LLC, to assist in the solicitation of proxies and provide related advice and informational support, for a service fee and the reimbursement of customary disbursements, which are not expected to exceed $21,500 in total.

Quorum; Abstentions; Broker Non-Votes

Votes cast by a properly submitted proxy card, by telephone, by the Internet or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the “Inspector”). Holders of a majority of the shares entitled to vote must be present at the meeting, represented by a properly submitted proxy card, voted by telephone or voted by the Internet in order for a quorum to exist. Except with respect to Proposal One, the Election of Directors, which will be decided by a plurality of the votes cast, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter is required for approval of all other proposals presented to stockholders.

Shares that are timely voted by telephone, the Internet or a properly dated, executed and returned proxy card will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted (i) FOR the election of the nominees for directors set forth herein; (ii) FOR the ratification of the appointment of BPM LLP as the independent registered public accounting firm of the Company for fiscal year 2023 ending December 30, 2023; (iii) FOR the advisory vote to approve the compensation of the Company’s named executive officers; (iv) FOR the approval of the 2008 Equity Incentive Plan, as amended; (v) FOR the approval of the amendment to the Amended and Restated Certificate of Incorporation to eliminate or limit the personal liability of officers; and (vi) and in the proxy holder’s discretion, upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

Pursuant to Delaware law, the Inspector will treat shares that are voted “FOR,” “AGAINST,” “WITHHELD” or “ABSTAIN” as being present and entitled to vote for purposes of determining the presence of a quorum and as shares entitled to vote on the subject matter at the Annual Meeting with respect to such matter. With respect to broker non-votes, although broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes will not be counted for purposes of determining the number of votes with respect to the particular proposal on which the broker has expressly not voted and, accordingly, will not affect the outcome of the vote on such matter.

If you hold your shares through a broker, bank or other nominee and you do not instruct them how to vote, that organization may not have authority to vote your shares on your behalf. If you hold your Common Stock through a broker, bank or other nominee and you do not instruct it how to vote on Proposals One, Three, Four, and Five it will not have discretion to vote on your behalf and no votes will be cast on your behalf with respect to such Proposal(s). Your broker, bank or other nominee will continue to have discretion to vote any uninstructed shares on Proposal Two, the ratification of the appointment of the Company’s independent registered public accounting firm.

Deadline for Receipt of Stockholder Proposals to be Presented at the Next Annual Meeting

Stockholders of the Company may submit proposals on matters appropriate for stockholder action at the 2024 Annual Meeting of Stockholders and for inclusion in the Company’s proxy materials. Stockholder proposals intended for inclusion in the next year’s proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) must be directed to the Corporate Secretary, IRIDEX Corporation, at 1212 Terra Bella Avenue, Mountain View, California 94043, and must be received by December 30, 2023. The Company’s Amended and Restated Bylaws (which we refer to as our “bylaws” in this proxy statement) require that proposals of stockholders made outside of Rule 14a-8 under the Exchange Act must be submitted, in accordance with the requirements of the bylaws, not later than March 16, 2024 and not earlier than February 15, 2024.

In addition to satisfying the requirements of our bylaws, including the earlier notice deadlines set forth above and therein, to comply with universal proxy rules, stockholders who intend to solicit proxies in support of director nominees (other than our nominees) must also provide notice that sets forth the information required by Rule 14a-19 of the Exchange Act, no later than April 15, 2024.

Recommendation and Nomination of Director Candidates

You may propose director candidates for consideration by our Nominating and Governance Committee. Any such recommendations should include the nominee’s name and qualifications for membership on our Board and should be directed to our Secretary at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see “Board Committees — Nominating and Governance Committee.”

In addition, our bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our bylaws. In addition, the stockholder must give timely notice to our Secretary in accordance with our bylaws, which, in general, require that the notice be received by our Secretary within the time period described above under “Deadline for Receipt of Stockholder Proposals to be Presented at the Next Annual Meeting” for stockholder proposals that are not intended to be included in a proxy statement.

Stockholder Information

A copy of the Company’s Annual Report on Form 10-K filed as of March 9, 2023 for fiscal year 2022 ended December 31, 2022, including the consolidated financial statements, is available to you on the Internet at www.iridex.com. The information on our website is not a part of this proxy statement. In compliance with Rule 14a-3 promulgated under the Exchange Act, the Company hereby undertakes to provide without charge to each person, upon written request, a copy of the Company’s Annual Report on Form 10-K, filed as of March 9, 2023 for fiscal year 2022 ended December 31, 2022, not including exhibits. If a stockholder prefers a copy of the Annual Report on Form 10-K filed as of March 9, 2023, for fiscal year 2022 ended December 31, 2022 including exhibits, the stockholder will be charged a reasonable fee (which shall be limited to our reasonable expenses in furnishing such exhibits). Requests for such copies should be directed to IRIDEX Corporation, 1212 Terra Bella Avenue, Mountain View, California 94043, Attention: Investor Relations.

If you share an address with another stockholder, you may receive only one set of proxy materials (including our Annual Report on Form 10-K and proxy statement) unless you have previously provided contrary instructions. If you wish to receive a separate set of proxy materials, please request the additional copies by contacting us as instructed in the previous paragraph, or by contacting our Investor Relations Department at (650) 940-4700. Similarly, if you share an address with another stockholder and have received multiple copies of our proxy materials, you may contact us at the address or telephone number specified above to request that only a single copy of these materials be delivered to your address in the future.

The Internet Notice, these proxy solicitation materials, and the Form 10-K, are available at www.edocumentview.com/irix. You are encouraged to access and review all of the important information contained in the proxy materials before voting.

CORPORATE GOVERNANCE MATTERS

Independence of the Board of Directors

The Board has determined that, with the exception of Mr. Bruce, the Company’s President and Chief Executive Officer, all of its members are “independent directors” as defined in the listing standards of The Nasdaq Stock Market.

Board Leadership Structure and Oversight of Risk Management

Our Chief Executive Officer is responsible for (i) setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, (ii) assisting the Board in its fundamental role of providing advice to and oversight of management, and (iii) together with the Chairperson of the Board, setting the agenda for Board meetings.

Scott Shuda serves as the Chairperson of the Board. The Board believes that maintaining a chairperson position held by an independent director ensures that our outside directors remain independent of management and provide objective oversight of our business and strategy. The Chairperson oversees Board meetings. Other responsibilities of the Chairperson include: preside at all Board meetings; provide input to the Chief Executive Officer, as is necessary or appropriate, with respect to the agendas for meetings of the Board and its committees; call meetings of independent directors, as necessary; preside at executive sessions of independent directors; communicate feedback from executive sessions of independent directors to management; advise with respect to the quality, quantity and timeliness of the flow of information from Company management to the independent directors as is necessary or appropriate for the independent directors to effectively and responsibly perform their duties; advise on the retention of advisors and consultants who report directly to the Board; be available for consultation and communication with significant stockholders, as reasonably requested; coordinate the assessment of Board Committee structure, organization, and charters, and evaluate the need for any changes; receive messages from stockholders wishing to communicate directly with the non-management directors and facilitate an appropriate response; participate in Board candidate interviews, as appropriate; facilitate discussions among independent directors on key issues and concerns outside of Board meetings; and have such other duties as the Board may delegate to assist in meeting its responsibilities.

Our Board oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the company. The involvement of the full Board in setting the Company’s business strategy is a key part of its assessment of management’s appetite for risk and also a determination of what constitutes an appropriate level of risk for the Company.

The Board continually monitors the material risks we face, including financial risk, strategic risk, operational risk, and legal and compliance risk. While the Board has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. In particular, the Audit Committee focuses on financial risk, including internal controls. The Compensation Committee strives to create incentives that encourage a level of risk-taking behavior consistent with the Company’s business strategy. The Nominating and Governance Committee oversees risks relating to our Board composition.

Board Meetings and Committees

The Board held a total of twelve meetings (including regularly scheduled and special meetings) during fiscal year 2022 ended December 31, 2022. No directors serving during fiscal 2022 attended fewer than 75% of the aggregate of all meetings of the Board and committees of the Board upon which such director served.

Board Committees

During fiscal year 2022, the Board had three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee.

Audit Committee. The Audit Committee of the Board consists of Mr. Ludlum, Ms. Devi, and Ms. Huss. Mr. Ludlum serves as the Chairperson of the Audit Committee. Mr. Shuda was replaced by Ms. Huss, who was appointed to the Audit Committee in connection with the reconstitution of the committees on April 20, 2022. The Audit Committee held four meetings during the last fiscal year. The Board has determined that each member of the Audit Committee is independent as defined under the listing standards of The Nasdaq Stock Market and the rules of the SEC and that Mr. Ludlum is an “audit committee financial expert” as defined in rules of the SEC. Among other things, the Audit Committee reviews and advises the Board regarding the Company’s accounting matters and is responsible for appointing and overseeing the work of the independent registered public accounting firm, pre-approving audit and non-audit services to be provided by the independent registered public accounting firm, and reviewing the Company’s financial statements. The Audit Committee has adopted a written charter approved by the Board, which was amended in May 2020, a copy of which is available on our website at www.iridex.com.

Compensation Committee. The Compensation Committee of the Board consists of Ms. Huss, Mr. Shuda, and Dr. Grove. Ms. Huss was appointed to the Compensation Committee as the Chairperson, having replaced Mr. Shuda as the Chairperson, in connection with the reconstitution of the committees on April 20, 2022. The Compensation Committee held two meetings during the last fiscal year. The Board has determined that each member of the Compensation Committee is independent as defined under the listing standards of The Nasdaq Stock Market and the rules of the SEC. Among other things, the Compensation Committee reviews and advises the Board regarding all forms of compensation to be provided to the officers, employees, directors and consultants of the Company. The Compensation Committee has adopted a written charter approved by the Board, which was amended in March 2020, a copy of which is available on our website at www.iridex.com.

Nominating and Governance Committee. The Nominating and Governance Committee of the Board consists of Mr. Ludlum, Dr. Grove, Mr. Shuda, and Ms. Devi. Mr. Ludlum serves as the Chairperson of the Nominating and Governance Committee. Ms. Devi was appointed to the Nominating and Governance Committee in connection with the reconstitution of the committees on April 20, 2022. The Nominating and Governance Committee held one meeting during the last fiscal year. The Board has determined that each member of the Nominating and Governance Committee is independent as defined under the listing standards of The Nasdaq Stock Market. Among other things, the Nominating and Governance Committee develops general criteria regarding the qualifications and election of Board members. Our Board and Nominating and Governance Committee discuss possible candidates for election. Following such discussion, the Nominating and Governance Committee considers and recommends candidates for election to the Board. It is the policy of the Nominating and Governance Committee to consider nominees for the Board submitted by the stockholders of the Company. For more information regarding the submission of nominees for the Board, see the discussion in “Corporate Governance Matters — Stockholder Recommendations for Nominations to the Board of Directors” below. The Nominating and Governance Committee has adopted a written charter approved by the Board, which was amended in March 2020, a copy of which is available on our website at www.iridex.com.

Attendance at Annual Stockholder Meetings by the Board of Directors

The Company has adopted a formal policy regarding attendance by members of the Board at the Company’s annual meeting of stockholders as part of the Board Governance Guidelines. The Company’s policy is that it encourages, but does not require, directors to attend the Company’s annual meeting of stockholders. Mr. Bruce, Mr. Ludlum, Mr. Shuda, Ms. Huss, and Ms. Devi attended the Company’s 2022 Annual Meeting of Stockholders.

Board Diversity

In August 2021, the SEC approved The Nasdaq Stock Market’s proposal to adopt new listing rules relating to board diversity and disclosure. As approved by the SEC, the new Nasdaq listing rules require all Nasdaq-listed companies to disclose consistent, transparent diversity statistics regarding their boards of directors. The rules also require most Nasdaq-listed companies to have, or explain why they do not have, at least two diverse directors, including one who self-identifies as female and one who self-identifies as either female, an under-represented minority or LGBTQ+. The Company is in compliance with Nasdaq’s diversity requirement, as demonstrated by the Board Diversity Matrix below, which presents the Board’s diversity statistics in the format prescribed by the Nasdaq rules.

Board Diversity Matrix (as of April 17, 2023)
Total Number of Directors	6
	Female	Male	Did not disclose gender
Part I: Gender Identity
Directors	2	3	1
Part II: Demographic Background
Asian	1	—	—
White	1	3	—
Did Not Disclose Demographic Background	1

Stockholder Recommendations for Nominations to the Board of Directors

The Nominating and Governance Committee is responsible for, among other things, determining the criteria for membership to the Board and recommending candidates for election to the Board.

The Company seeks independent directors who represent a mix of backgrounds and experiences that will enhance the quality of the Board’s deliberations and decisions. Candidates should have experience with one or more publicly traded national or multinational companies and should have achieved a high level of distinction in their fields. The Nominating and Governance Committee’s general criteria and process for evaluating and identifying the candidates that it recommends to the full Board for selection as director nominees are as follows:

•        In its evaluation of director candidates, including the members of the Board eligible for re-election, the Nominating and Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and considers (1) the current size and composition of the Board and the needs of the Board and the respective committees of the Board, (2) such factors as character, integrity, judgment, diversity, age, independence, skills, education, expertise, business acumen, business experience, length of service, understanding of the Company’s business, other commitments and the like, and (3) such other factors as the Nominating and Governance Committee may consider appropriate. Diversity with respect to professional background, education, race, ethnicity, gender, age and geography, as well as other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on the Board are some of the numerous criteria that the Nominating and Governance Committee considers when reviewing potential candidates. For more information about how our Nominating and Governance Committee reviews and assesses director criteria, please see the Nominating and Governance Committee Charter, a copy of which is available on our website at www.iridex.com.

•        While the Nominating and Governance Committee has not established specific minimum qualifications for director candidates, the Nominating and Governance Committee believes that candidates and nominees must reflect a Board that is comprised of directors who (1) are predominantly independent, (2) are of high integrity, (3) have qualifications that will increase overall Board effectiveness, and (4) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to audit committee members.

•        In evaluating and identifying candidates, the Nominating and Governance Committee has the authority to retain and terminate any third-party search firm that is used to identify director candidates and has the authority to approve the fees and retention terms of any such firm.

•        With regard to candidates who are properly recommended by stockholders or by other means, the Nominating and Governance Committee may do any of the following when considering a candidate for the Board: review the qualifications of any such candidate, which review may, in the Nominating and Governance Committee’s discretion, include interviewing references for the candidate, direct interviews with the candidate, or other actions that the Nominating and Governance Committee deems necessary or proper.

•        The Nominating and Governance Committee will apply these same principles when evaluating director candidates who may be elected initially by the full Board to fill vacancies or newly created directorships prior to the next annual meeting of stockholders at which directors are elected.

•        After such review and consideration, the Nominating and Governance Committee selects, or recommends that the Board select, the slate of director nominees, either at a meeting of the Nominating and Governance Committee at which a quorum is present or by unanimous written consent of the Nominating and Governance Committee.

Consistent with past practice, the Nominating and Governance Committee and the Board will continue to monitor and assess the size and composition of the Board and will consider the appointment of additional directors from time to time as appropriate to serve the best interests of the Company and its stockholders.

Communications with the Board of Directors

Any stockholder who desires to contact our Board may do so electronically by sending an email to the following address: BOD@iridex.com. Alternatively, a stockholder can contact our Board by writing to: Board of Directors, c/o Chairperson, IRIDEX Corporation, 1212 Terra Bella Avenue, Mountain View, CA 94043. Communications received electronically or in writing will be distributed to the Board as appropriate depending on the facts and circumstances outlined in the communication received.

Corporate Governance Guidelines

Our Board is committed to maintaining the highest standards of board leadership and corporate governance at the Company. The Board has adopted Board Governance Guidelines based on the recommendation of its Nominating and Governance Committee. The Board Governance Guidelines were adopted to further the Board’s goal of providing effective governance of the Company’s business for the long-term benefit of the Company’s stockholders, employees, and customers. These Board Governance Guidelines set forth policies concerning overall governance practices for the Board and address leadership, succession planning, director independence, committees, and other responsibilities.

Code of Business Conduct and Ethics

The Company’s policy is to conduct its operations in compliance with all applicable laws and regulations and to operate its business under the fundamental principles of honesty, integrity and ethical behavior. This policy can be found in the Company’s Code of Business Conduct and Ethics, which is applicable to all of our directors, officers and employees. Such Code of Business Conduct and Ethics incorporates the Code of Ethics required by Section 406 of the Sarbanes-Oxley Act of 2002 and Item 406 of Regulation S-K. The Code of Business Conduct and Ethics also complies with the listing standards of The Nasdaq Stock Market.

The Code of Business Conduct and Ethics is designed to promote honest and ethical conduct and compliance with all applicable laws, rules and regulations and to deter wrongdoing. The Code of Business Conduct and Ethics is also aimed at ensuring that information we provide to the public (including our filings with and submissions to the SEC) is accurate, complete, fair, relevant, timely and understandable. A copy of the formally adopted Code of Business Conduct and Ethics is available on our website at www.iridex.com. We intend to disclose future amendments to certain provisions of the Code of Business Conduct and Ethics, or waivers of such provisions granted to directors and executive officers, on our website at www.iridex.com pursuant to applicable requirements of the SEC and The Nasdaq Stock Market.

PROPOSAL ONE — ELECTION OF DIRECTORS

Composition of the Board

Our Board is currently comprised of six (6) members. Our Board consists of a single class of directors, each with one-year terms. On March 17, 2022, Beverly A. Huss was appointed to our Board effective March 17, 2022, and the number of authorized directors was increased to six (6) members. Following the Annual Meeting, our Board will include six members. Each director elected at the Annual Meeting will serve until the next annual meeting of stockholders or until such director’s successor has been elected and qualified.

Nominees

The Nominating and Governance Committee has nominated six (6) individuals to be elected at the Annual Meeting, all of whom are presently directors of the Company. Each nominee has consented to be named as a nominee in this Proxy Statement and to serve as a director if elected. Should any nominee become unable or decline to serve as a director or should additional persons be nominated at the Annual Meeting, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many nominees listed below as possible (or, if new nominees have been designated by the Board, in such a manner as to elect such nominees) and the specific nominees to be voted for will be determined by the proxy holders. The Company is not aware of any reason that any nominee will be unable or will decline to serve as a director or that any additional persons will be nominated at the Annual Meeting.

The names of, and certain information regarding, the nominees, as of April 17, 2023, are set forth below.

Name of Nominee	Age	Principal Position at Company	Director Since
David I. Bruce	63	President and Chief Executive Officer	2018
Nandini Devi(1)(2)(5)	49	Director	2021
Robert Grove, Ph.D.(1)(4)(5)	74	Director	2018
Beverly A. Huss(1)(2)(4)	63	Director	2022
Kenneth E. Ludlum(1)(2)(3)(5)	69	Director	2019
Scott Shuda(1)(4)(5)	57	Director	2019

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(1)      The Board has made the affirmative determination that such nominee is independent as defined under the listing standards of The Nasdaq Stock Market.

(2)      Member of the Audit Committee.

(3)      Audit Committee financial expert as defined in the rules of the SEC.

(4)      Member of the Compensation Committee.

(5)      Member of the Nominating and Governance Committee.

David I. Bruce currently serves as the President and Chief Executive Officer of the Company. He has served as a director of the Company since April 2018 and as President and Chief Executive Officer since May 2019. Mr. Bruce served as the Chief Operating Officer of Catheter Robotics, Inc., a private company focused on developing and manufacturing remote catheter systems from August 2014 to May 2016. From November 2011 to May 2014, Mr. Bruce served as President, Chief Executive Officer and director of Arstasis, Inc., a private company that manufactures and distributes vascular closure devices for arterial closure in catheterization procedures. Prior to that, Mr. Bruce served as Chief Executive Officer of EP MedSystems, a public medical device company specializing in electrophysiology systems and catheters and led the company to 30% annual growth over two years culminating in its acquisition by St. Jude Medical. Mr. Bruce holds a B.S. in Mechanical Engineering from the University of California, Berkeley, and an MBA degree from the Wharton School at the University of Pennsylvania.

Mr. Bruce has extensive experience in the medical device industry. Mr. Bruce’s executive management and his past board service and consulting experience for the boards of directors of emerging medical device companies on market penetration strategy and execution provide him with the necessary skills to serve as our President and Chief Executive Officer and on our Board.

Nandini Devi has served as a director of the Company since June 2021. Ms. Devi is also currently the Founder and Chief Executive Officer of Mpowered Health LLC (“Mpowered Health”), a consumer health company founded in 2019 that focuses on empowering consumers to make better healthcare choices while enabling payers, providers and other healthcare organizations to acquire, engage and retain consumers more effectively. Prior to founding Mpowered Health, she co-founded ZeOmega Inc. (“ZeOmega”) in 2001, and helped scale it to become one of the largest population health companies in the United States. From January 2005 until September 2018, she served in various roles at ZeOmega, including Executive Vice President, Chief Financial Officer and Chief Strategy Officer. During her tenure at ZeOmega, she led its Series A and Series B equity financing rounds and its acquisition of HealthUnity Corporation. She served on the board of directors of ZeOmega and its international subsidiaries from June 2009 to June 2019. She also served on ZeOmega’s audit committee and compensation committee from September 2013 to September 2018. Prior to ZeOmega, she worked at Accenture plc in Corporate Strategy and Mergers and Acquisitions. Her work experience spans several industries including travel, telecom, healthcare and pharmaceuticals. Ms. Devi holds an M.B.A. from the Wharton School at the University of Pennsylvania, and a B.E. in Electronics Engineering from Bangalore University.

Ms. Devi is independent and has years of leadership experience in strategy, product management, sales, marketing, business development, finance, and mergers and acquisitions. Her education and experience make her qualified to serve on our Board.

Robert Grove, Ph.D. has served as a director of the Company since October 2018. Dr. Grove currently serves as a director or an advisor to two early-stage medical device companies and was awarded a Presidential Citation at the 2019 annual meeting of the American Society for Laser Medicine and Surgery. Most recently he served as Executive Chairperson for the start-up ON Light Sciences, a manufacturer of transparent gel patches for accelerated tattoo removal that was acquired by Merz North America in 2016. He was a founder and President and Chief Executive Officer of Intellectual Light, Inc. and Once Again Me, Inc., two startups focused on laser diode technology. Dr. Grove holds a Ph.D. in Instrumentation in the field of laser applications and an M.S. degree in Aeronautics and Astronautics from MIT, as well as a B.S. degree in Engineering Physics from Cornell University.

Dr. Grove is independent and has extensive experience in the field of medical laser technology. His education and experience have provided him with the experience necessary to serve on our Board.

Beverly A. Huss has served as a director of the Company since March 2022. She has served as the Chief Executive Officer of Pagonia Medical, Inc. (“Pagonia”), a private company focused on creating a novel non-invasive device for the preservation of tissue following a heart attack, stroke, traumatic brain injury and other medical conditions from January 2021 until June 2022. From September 2013 until January 2021, she served as President and Chief Executive Officer of Qool Therapeutics, Inc. (“Qool”), formerly Thermocure, Inc., a company focused on temperature management therapies that underwent an assignment for the benefit of creditors under California law in November 2020 as a result of the COVID-19 pandemic. Prior to joining Qool, Ms. Huss was President and Chief Executive Officer at a start-up medical device company, Vibrynt, Inc., and held multiple senior level leadership positions at Guidant Corporation, including, President, Endovascular Solutions, and Vice President, Global Marketing, Vascular Intervention, and Vice President of the Stent Business Unit. Ms. Huss currently serves on the board of directors of Vicarious Surgical Inc., a publicly-held robotics company developing technology with a focus on abdominal access and visualization through a single port, Madorra Inc., a privately-held medical device company developing solutions to improve quality of life after menopause (executive chair of the board), Accuray Incorporated, a publicly-held radiation oncology company (compensation chair), and Ancora Heart, Inc., a privately-held medical device company developing heart failure treatments. Her prior public company board experience includes Artes Medical, Inc., Coala-Life Group AB, Wright Medical Group N.V. and Dade Behring Holdings, Inc. Ms. Huss holds a B.S. in metallurgical engineering from the University of Illinois and a M.S. in technology management from Pepperdine University.

Ms. Huss is independent and, as a current chief executive officer with more than 25 years of management experience in the medical device industry, and a current and former member of several public and private company boards for two decades, Ms. Huss brings to the Board extensive experience in the medical device industry, including experience in the areas of business operations, management and corporate governance. Her education and experience make her qualified to serve on our Board.

Kenneth E. Ludlum has served as a director of the Company since April 2019. Mr. Ludlum is a board member with medical technology and biotechnology companies. He has served on the board of directors of a dozen companies. From 2002 to 2020, Mr. Ludlum served on the board of directors and as chairperson of the audit committee at Natus Medical Incorporated, and as chairperson of the compensation committee from June 2018 to June 2019. Mr. Ludlum has served on the board of directors and as chairperson of the audit committee of Dermavant Sciences Limited, a United Kingdom company, since 2019. Mr. Ludlum has also been on the board of directors and is chairperson of the audit committee of Personalis Inc., a gene sequencing company since 2015. From February 2014 to April 2016 Mr. Ludlum served as Chief Financial Officer at CareDx, a molecular diagnostics company, and prior to that served as Chief Financial Officer for other publicly traded companies. Mr. Ludlum has worked for or with health care, medical device, biotechnology or diagnostic companies since 1985. Mr. Ludlum holds a B.S. degree in Business Administration from Lehigh University and a M.B.A. degree from Columbia University Graduate School of Business.

Mr. Ludlum is independent and his executive management experience and past board services at several public companies have provided him with extensive financial and accounting experience, and knowledge of accounting principles, financial reporting rules, and regulations and qualifies him as a financial expert. Mr. Ludlum also has a background in investment banking, which, coupled with his experience in finance, board service and financial leadership, provides him with the necessary skills and functional understanding to serve effectively on our Board.

Scott Shuda has served as a director of the Company since April 2019. Mr. Shuda has been a member of the board of directors of InfuSystem Holdings, Inc. (“InfuSystem”), a provider of services related to biomedical equipment, since September 2016, and was elected chairperson on the board of InfuSystem in December 2018. Mr. Shuda is a Managing Director and Co-founder of Meridian OHC Partners, LP and BlueLine Partners, LLC, investment firms that focus on publicly listed technology and healthcare companies. Mr. Shuda previously served on our Board, from December 2012 to April 2017. Mr. Shuda holds both a Juris Doctor degree and a Masters of Business Administration degree from Georgetown University.

Mr. Shuda has extensive experience with the medical devices industry. He brings more than 20 years of professional experience in law, technology and entrepreneurial endeavors in the industry, including transactions that range from initial public offerings and venture financings to mergers and acquisitions. Mr. Shuda’s experience has given him the necessary skills and functional understanding to serve on our Board.

Required Vote

Directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors at the Annual Meeting. Abstentions and broker non-votes will have no effect on the outcome of the vote. “Plurality” means that the six nominees who receive the largest number of votes cast “For” such nominees are elected as directors. As a result, any shares not voted “For” a particular nominee (whether as a result of a withhold vote or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election.

THE BOARD OF DIRECTORS UNANIMOUSLY
RECOMMENDS THAT STOCKHOLDERS VOTE “FOR”
EACH OF THE NOMINEES LISTED ABOVE

PROPOSAL TWO — RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Introduction

The Audit Committee has appointed BPM LLP (“BPM”), an independent registered public accounting firm, to audit the consolidated financial statements of the Company for fiscal year 2023 ending December 30, 2023 and recommends that stockholders vote for ratification of such appointment. BPM also served as the Company’s independent registered public accounting firm for fiscal year 2022 ended December 31, 2022. Representatives of BPM are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Although action by stockholders is not required by law, the Board has determined that it is desirable to request ratification of this selection by the stockholders. Notwithstanding the ratification of this selection by the stockholders, the Audit Committee, in its discretion, may direct the appointment of a new independent registered public accounting firm at any time during the year, if the Audit Committee feels that such a change would be in the best interest of the Company and its stockholders. In the event of a negative vote on ratification, the Audit Committee will reconsider its selection.

Fees Billed to the Company by the Company’s Principal Independent Registered Public Accounting Firm During the Previous Two Fiscal Years

The following table presents fees (in thousands) for professional audit services and other services rendered to the Company by its principal independent registered public accounting firm for fiscal year 2022 ended December 31, 2022 and fiscal year 2021 ended January 1, 2022.

	Fiscal Year 2022 ($)	Fiscal Year 2021 ($)
Audit Fees(1)	468	482
Audit-Related Fees(2)	16	15
Tax Fees	—	—
All Other Fees	—	—
Total	484	497

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(1)      Audit Fees consisted of fees for professional services rendered for the audit of the Company’s annual consolidated financial statements included in the Company’s Annual Reports on Form 10-K and for the review of the consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q, as well as reviews of regulatory and statutory filings.

(2)      This category consists of assurance and related services by the Company’s independent registered public accounting firm that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported above under “Audit Fees.” Audit-related fees include the audit of the IRIDEX Corporation Profit Sharing 401(k) Plan Trust.

Auditor Independence

For fiscal year 2022 ended December 31, 2022, there were no other professional services provided by BPM that would have required our Audit Committee to consider their compatibility with maintaining the independence of BPM.

Pre-Approval of Audit and Non-Audit Services

The Audit Committee has established a policy governing the Company’s use of its principal independent registered public accounting firm for non-audit services. Under the policy, management may use its principal independent registered public accounting firm for non-audit services that are permitted under SEC rules and regulations, provided that management obtains the Audit Committee’s approval before such services are rendered. BPM did not provide any non-audit services for the Company in fiscal years 2022 or 2021.

The Audit Committee pre-approved all of the services and fees identified in the table above in accordance with its charter and applicable laws, rules and regulations.

Required Vote

If a quorum is present, the affirmative vote of a majority of the voting power of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal will be required to approve the ratification of the appointment of BPM. Abstentions will have the effect of a vote against this proposal, and broker non-votes will have no effect.

THE BOARD OF DIRECTORS UNANIMOUSLY
RECOMMENDS THAT STOCKHOLDERS VOTE “FOR”
RATIFICATION OF THE APPOINTMENT OF BPM LLP

PROPOSAL THREE — ADVISORY VOTE TO APPROVE THE COMPENSATION OF
OUR NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables our stockholders to approve, on an advisory or non-binding basis, the compensation of our named executive officers as disclosed pursuant to Section 14A of the Exchange Act. This proposal, commonly known as a “Say-on-Pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and the philosophy, policies and practices described in this proxy statement.

The Say-on-Pay vote is advisory, and therefore is not binding on us, our Compensation Committee or our Board. The Say-on-Pay vote will, however, provide information to us regarding investor sentiment about our executive compensation philosophy, policies and practices, which our Compensation Committee will be able to consider when determining executive compensation for the remainder of the current fiscal year and beyond. Our Board and our Compensation Committee value the opinions of our stockholders. To the extent there is any significant vote against the compensation of our named executive officers as disclosed in this proxy statement, we will endeavor to communicate with stockholders to better understand the concerns that influenced the vote and consider our stockholders’ concerns, and our Compensation Committee will evaluate whether any actions are necessary to address those concerns.

We believe that the information provided in the section titled “Executive Compensation,” and in particular the information discussed in the section titled “Executive Compensation — Executive Officer Compensation,” demonstrates that our executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our stockholders’ interests to support long-term value creation. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation paid to our named executive officers, as disclosed in the proxy statement for the Annual Meeting pursuant to the compensation disclosure rules of the SEC, including the compensation tables and narrative discussion and other related disclosure.”

Vote Required

The approval, on an advisory basis, of the compensation of our named executive officers requires the affirmative vote of a majority of the voting power of the shares of our Common Stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. Abstentions will have the effect of a vote against this proposal, and broker non-votes will have no effect.

As an advisory vote, the result of this proposal is non-binding. Although the vote is non-binding, our Board and our Compensation Committee value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

PROPOSAL FOUR — APPROVAL OF THE 2008 EQUITY INCENTIVE PLAN, AS AMENDED

The Board is requesting that stockholders approve the 2008 Equity Incentive Plan (the “2008 EIP”), as amended, to provide for an increase in the shares of Common Stock (“Shares”) reserved for issuance under our 2008 EIP by an additional 1,000,000 Shares (the “Share Increase”). If our stockholders approve the 2008 EIP, as amended, it will replace the current version of the 2008 EIP. In March 2023, our Board approved the 2008 EIP, as amended, subject to approval from the stockholders at the Annual Meeting.

The Board believes that approval of the 2008 EIP, as amended, to provide for the Share Increase is essential to the Company’s continued success as the additional Shares will enable the Company to continue to use the 2008 EIP to achieve its employee performance, recruiting, retention and incentive goals.

The Board and its Compensation Committee believe that grants of equity awards to employees motivate high levels of performance, promote closer alignment of the interests of employees and stockholders by giving employees the perspective of an owner with an equity stake in the Company, and provide an effective means of recognizing employee contributions to the success of the Company. The Board and its Compensation Committee believe that equity awards are a competitive necessity in our industry, and are essential to recruiting and retaining the highly qualified technical and other key personnel who help the Company meet its goals, as well as rewarding and encouraging current employees. The Board and its Compensation Committee believe that the ability to continue to grant equity awards will be important to the future success of the Company. If stockholders do not approve the 2008 EIP, as amended, no Shares will be added to the existing, total number of Shares reserved for issuance under the 2008 EIP and the 2008 EIP in its existing form will remain in effect until it expires by its terms as of June 11, 2025 (or earlier upon Board action).

Our executive officers and directors have an interest in this proposal. Other than the Share Increase, no material amendments have been made to the 2008 EIP since stockholders last approved the 2008 EIP at the Company’s 2021 Annual Meeting.

Background for the Current Request to Increase the Share Reserve for Equity Awards

Common measures of a stock plan’s cost include net burn rate and overhang.

The net burn rate refers to how fast a company uses the supply of shares authorized for issuance under its stock plan. We calculated our net equity burn rate by dividing (a) the number of Shares subject to equity awards granted during the fiscal year less any equity award forfeitures or cancellations, by (b) the weighted-average number of Shares outstanding during the fiscal year. Over the last three years, we have maintained an average net burn rate of approximately 3.6%.

Overhang measures the degree to which our stockholders’ ownership may be diluted by stock-based compensation awarded under our various equity plans and also includes Shares from potential future awards under our various equity plans. We calculated our overhang by dividing (a) the sum of (x) the number of Shares subject to equity awards outstanding and (y) the number of Shares available for future grants, by (b) the sum of the number of Shares outstanding and (x) and (y). As of December 31, 2022, our overhang was 15%.

Number of Shares Requested

In determining the Share Increase, the Board and the Compensation Committee considered a number of factors, including the following:

•        Remaining Competitive by Attracting and Retaining Talent. The Board and Compensation Committee considered the importance of maintaining an equity incentive program to attract, retain, and reward our high-performing employees.

•        Equity Burn Rate. The Board and Compensation Committee considered the historical amounts of equity awards that were granted in the past three years by reviewing the equity burn rate, as set forth above. Our equity burn rate over this three-year period was within industry guidelines recommended by certain proxy advisory firms.

•        Overhang and Dilution. As of April 17, 2023, (i) 2,114,858 Shares are subject to outstanding options under the 2008 EIP and (ii) 442,069 Shares are subject to outstanding restricted stock unit (“RSU”) awards under the 2008 EIP. If stockholders were to have approved the Share Increase as of the same date, our overhang as of such date would have been 19.3%.

•        Number of Shares Available for Grant Under the 2008 EIP. As of December 31, 2022, 114,995 Shares remained reserved and available for future grants under the 2008 EIP (excluding Shares already subject to outstanding awards that, if forfeited, may become available for issuance again). As of the same date, 2,705,996 Shares were subject to outstanding equity awards granted under the 2008 EIP.

Summary of the 2008 Equity Incentive Plan, as Amended

The following is a summary of the principal features of the 2008 EIP, as amended, as approved by the Board in March 2023 to reflect the Share Increase proposed in this proxy statement which is attached as Appendix A to this proxy statement. The 2008 EIP, as amended, is also available in its entirety in the proxy materials located at the “SEC Filings” link on the “Investor Relations” page of our website at www.iridex.com. The following summary of the 2008 EIP, as amended, does not contain all of the terms and conditions of the 2008 EIP, as amended, and is qualified in its entirety by reference to the 2008 EIP, as amended.

Overview. The purposes of the 2008 EIP are to attract and retain the best available personnel for positions of substantial responsibility, provide incentives to individuals who perform services to the Company, and promote the success of the Company’s business. The 2008 EIP provides for the grant of the following types of equity awards: (i) stock options, (ii) stock appreciation rights, (iii) restricted stock, (iv) RSUs, (v) performance units and performance shares, and (vi) other stock or cash awards. Each of these is referred to individually as an “Award” and each holder of an Award is referred to as a “participant.” Those who are eligible for Awards under the 2008 EIP are employees and consultants who provide services to the Company, members of the Board, employees who provide services to the Company’s affiliates (which may include the Company’s parent or subsidiaries and other entities controlling, controlled by, or under common control with the Company), and consultants who provide services to the Company or a parent or subsidiary of the Company. As of December 31, 2022, approximately 130 employees (including three executive officers), five non-employee directors of the Board and six consultants were eligible to participate in the 2008 EIP.

Number of Shares of Common Stock Available Under the 2008 EIP. Subject to the adjustment provisions contained in the 2008 EIP, the maximum aggregate number of Shares that may be awarded or sold under the 2008 EIP (prior to the Share Increase) is (i) 4,850,000 Shares plus (ii) any Shares subject to stock options or similar awards granted under the Company’s 1998 Stock Plan that expire or otherwise terminate without having been exercised in full and Shares issued pursuant to awards granted under the Company’s 1998 Stock Plan that are forfeited to or repurchased by the Company on or after the date the Company’s 1998 Stock Plan expires, with the maximum number of Shares to be added under clause (ii) above equal to 1,367,361 shares. Our stockholders are being asked to approve an increase of 1,000,000 Shares in the maximum number of Shares that may be issued pursuant to equity awards granted under the 2008 EIP. Thus, if our stockholders approve the 2008 EIP, as amended, to reflect the Share Increase, the maximum number of Shares that may be issued pursuant to equity awards under the 2008 EIP will be increased to 5,850,000 Shares, plus the number of Shares described in clause (ii) above. The maximum number of Shares that may be issued upon exercise of any incentive stock options granted under the 2008 EIP, as amended, to reflect the Share Increase, will be equal to such increased number, including the number of Shares described in clause (ii) above and, to the extent permitted by Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), Shares that return to the 2008 EIP as described further below. The Shares may be authorized, but unissued, or reacquired Common Stock.

As of December 31, 2022, there were 2,232,967 Shares subject to stock options outstanding under the 2008 EIP and no Shares subject to stock options outstanding under the 1998 Stock Plan. The weighted average exercise price for these shares is $4.27 per share and the weighted average remaining contractual life is 4.98 years, also as of December 31, 2022. As of December 31, 2022, 473,029 Shares were subject to RSUs outstanding under the 2008 EIP. As of the same date, 114,995 Shares remained available for issuance under the 2008 EIP.

Shares subject to Awards of restricted stock, RSUs, performance shares or performance units granted with a per Share or unit purchase price less than 100% of the fair market value on the date of grant count against the maximum aggregate number of Shares that may be issued pursuant to Awards as 1.5 Shares for every one Share subject to such an Award. To the extent that a Share that was subject to an Award that counted as 1.5 Shares against the maximum aggregate number of Shares that may be issued pursuant to Awards pursuant to the preceding sentence is returned to the 2008 EIP as described in the paragraph below, the maximum aggregate number of Shares that may be issued pursuant to Awards will be credited with 1.5 Shares that will thereafter be available for issuance under the 2008 EIP.

If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to restricted stock, RSUs, performance shares or performance units, is forfeited to or repurchased by the Company, the unpurchased Shares (or for Awards other than options and stock appreciation rights, the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the 2008 EIP (unless the 2008 EIP has terminated). Upon exercise of a stock appreciation right settled in Shares, the gross number of Shares covered by the exercised portion of the stock appreciation right will cease to be available under the 2008 EIP. Shares that have actually been issued under the 2008 EIP under any Award will not be returned to the 2008 EIP and will not become available for future distribution under the 2008 EIP; provided, however, that if unvested Shares of restricted stock, RSUs, performance shares or performance units are repurchased by the Company or are forfeited to the Company, such Shares will become available for future grant under the 2008 EIP as described above. Shares used to pay the exercise price of an Award and/or used to satisfy tax withholding obligations will not become available for future grant or sale under the 2008 EIP. To the extent an Award is paid out in cash rather than Shares, such cash payment will not reduce the number of Shares available for issuance under the 2008 EIP.

In the event of any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares, the Administrator (as defined below), in order to prevent the diminution or enlargement of the benefits or potential benefits intended to be made available under the 2008 EIP, will adjust the (i) number and class of shares deliverable under the 2008 EIP and/or number, class and price of shares subject to outstanding Awards, and (ii) numerical Share limits as specified in the 2008 EIP.

Administration of the 2008 EIP. The Board, or our Compensation Committee, or a committee of directors or of other individuals satisfying applicable laws and appointed by the Board (referred to as the “Administrator”), administers the 2008 EIP. To the extent desirable to exempt transactions under Rule 16b-3 under the Exchange Act, transactions relating to Awards granted under the 2008 EIP will be structured to satisfy the requirements for exemption under such rule.

Subject to the terms of the 2008 EIP, the Administrator has the sole discretion to select the employees, consultants, and directors who will receive Awards; to determine the terms and conditions (not inconsistent with the terms of the 2008 EIP) of Awards; to modify or amend each Award (subject to the restrictions of the 2008 EIP); and to construe and interpret the terms of the 2008 EIP and Awards granted under the 2008 EIP. The Administrator has the sole discretion to determine fair market value of a Share; to approve forms of Award agreements for use with the 2008 EIP; to prescribe, amend and rescind rules and regulations relating to the 2008 EIP, including relating to sub plans established for purposes of satisfying applicable non-U.S. laws or for qualifying for favorable tax treatment under applicable non U.S. laws; to authorize any person to execute any instrument required to effect the grant of an Award previously granted; to allow participants to satisfy withholding tax obligations as permitted by the 2008 EIP; and to allow a participant to defer the receipt of cash or Shares due to such participant under an Award in accordance with procedures specified by the Administrator. However, the Administrator may not, without the approval of the Company’s stockholders, modify or amend an option or stock appreciation right to reduce the exercise price of the Award after it has been granted (except for adjustments upon certain transactions as specified in the 2008 EIP), or cancel any outstanding option or stock appreciation right and replace it with a new option or stock appreciation right with a lower exercise price. The Administrator has the power to make all other determinations deemed necessary or advisable for administering the 2008 EIP. The Administrator’s decisions, determinations, and interpretations will be final and binding on all participants and other holders of Awards.

Individual Award Limitations. The Administrator determines the number of Shares subject to Awards granted under the 2008 EIP. However, a participant may not receive options covering more than 200,000 Shares during any fiscal year, except an employee may be granted options covering up to an additional 400,000 Shares in connection with his or her initial employment with the Company or any of its affiliates. In addition, no participant will be granted stock appreciation rights covering more than 200,000 Shares during any fiscal year, except that an employee may be granted stock appreciation rights covering up to an additional 400,000 Shares in connection with his or her initial employment with the Company or any of its affiliates.

With respect to restricted stock, RSUs, performance shares granted under the 2008 EIP intended to qualify as performance-based compensation under Code Section 162(m) (“Section 162(m)”), the maximum number of Shares subject to such Awards that could be granted under the 2008 EIP to a participant during a fiscal year of the Company included:

•        150,000 Shares of restricted stock, except that, a participant may be granted up to an additional 150,000 Shares of restricted stock in connection with his or her initial employment with the Company or any of its affiliates;

•        150,000 Shares subject to RSUs, except that a participant may be granted up to an additional 150,000 Shares subject to RSUs in connection with his or her initial employment to the Company or any of its affiliates; and

•        150,000 Shares subject to performance shares, except that a participant may be granted performance shares covering up to an additional 150,000 Shares in connection with his or her initial employment with the Company or any of its affiliates, initial service as a Board member, or initial service as a consultant with the Company or any of its parent or subsidiaries.

In addition, with respect to any performance units intended to qualify as performance-based compensation under Section 162(m), no participant could receive performance units having an initial value greater than $1,000,000 during any fiscal year.

However, as a result of the Tax Cuts and Jobs Act of 2017 (“TCJA”), compensation payable to “covered employees” within the meaning of Section 162(m), for taxable years beginning on or after January 1, 2018, will not be eligible to qualify as performance-based compensation under Section 162(m), except in limited circumstances with respect to certain grandfathered arrangements that were in effect on or before November 2, 2017. In particular, any restricted stock, RSUs, performance shares and performance units that were or may be granted under the 2008 EIP after the effectiveness of TCJA, including any awards to be granted under the 2008 EIP in the future, will not be eligible to qualify as performance-based compensation under Section 162(m). Accordingly, the per-person limits set forth above will not apply to any restricted stock, RSUs, performance shares and performance units that may granted under the 2008 EIP in the future, and certain procedures and other requirements set forth in the 2008 EIP that had related to Awards intended to qualify as performance-based compensation under Section 162(m) no longer will apply to any future grants of Awards. The per-person limits set forth above with respect to options and stock appreciation rights remain in effect under the 2008 EIP.

Options. The Administrator is able to grant nonstatutory stock options and incentive stock options under the 2008 EIP. Incentive stock options may be granted only to employees of the Company or any of its parent or subsidiaries.

Each Award of options is evidenced by an Award agreement setting forth the terms and conditions of the Award as determined by the Administrator in its sole discretion. The Administrator determines the per share exercise price of options granted under the 2008 EIP, provided the per share exercise price must be at least equal to the fair market value of a Share on the date of grant, except in certain limited circumstances as specified in the 2008 EIP. In addition, the per share exercise price of an incentive stock option granted to any employee who owns more than 10% of the total voting power of all classes of the outstanding stock of the Company or any of its parent or subsidiaries must be at least 110% of the fair market value of a Share on the grant date. Under the 2008 EIP, fair market value generally refers to the value of our Common Stock as the Administrator may determine in good faith by reference to the price of our Common Stock on The Nasdaq Global Market on the day of determination.

The Administrator determines the term of options granted under the 2008 EIP. The term of each option will be stated in the Award agreement. The term of an option may not exceed ten years, except that, with respect to any incentive stock option granted to any employee who owns more than 10% of the voting power of all classes of the Company’s outstanding capital stock or any of its parent or subsidiaries, the term of such incentive stock option may not exceed five years. The Administrator will also determine the form or forms of consideration for exercise, and other terms and conditions of the option Award, subject to the terms of the 2008 EIP, as specified in the Award agreement. No adjustment will be made for a dividend or other right for which the record date is before the date the Shares are issued under an option, except in the event of certain adjustments as specified in the 2008 EIP.

After a termination of service with the Company (or as applicable, its parent, subsidiary or other affiliate), a participant will be able to exercise the vested portion of his or her option for the period of time stated in the Award agreement. If no such period of time is stated in the participant’s Award agreement, the participant will generally be able to exercise his or her option for (i) three months following his or her termination for reasons other than death or disability, and (ii) twelve months following his or her termination due to disability or death. A participant’s Award agreement may also provide that if the exercise of an option following the termination of the participant’s status as a service provider (other than as a result of the participant’s death or disability) would result in liability under Section 16(b) of the Exchange Act, then the Award agreement may provide that the option will terminate on the earlier of (i) the expiration of the term of the option or (ii) the 10th day after the last date on which such exercise would result in such liability. A participant’s Award agreement may also provide that if the exercise of an option following the termination of the participant’s status as a service provider (other than as a result of the participant’s death or disability) would be prohibited because the issuance of Shares would violate the registration requirement of the Securities Act of 1933, as amended (the “Securities Act”), then the option will terminate on the earlier of (i) the expiration of the term of the option, or (ii) the expiration of a period of three months after the termination of the participant’s status as a service provider during which the exercise of the option would not violate such registration requirements. However, in no event will an option be exercisable beyond its maximum term.

Restricted Stock. Awards of restricted stock are grants of Shares which may be subject to various restrictions, for example restrictions on transferability and forfeiture provisions, as well as Shares issued pursuant to the early exercise of an option. Each restricted stock Award is evidenced by an Award agreement that will specify the terms and conditions, including any period of restriction or any other restrictions, as the Administrator determines in its sole discretion. Unless the Administrator determines otherwise, Awards of restricted stock generally are held by the Company as escrow agent, and may not be transferred, until the applicable restrictions have lapsed. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed. Service providers holding Awards of restricted stock generally will have full voting rights and rights to dividends and other distributions with respect to such Shares of restricted stock, unless the Administrator provides otherwise, and provided further that dividends and other distributions, if any, paid in Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of restricted stock on which they were paid. On the date set forth in the Award agreement, restricted stock for which restrictions have not lapsed will revert to the Company.

Restricted Stock Units. Awards of RSUs are a bookkeeping entry that may result in a payment to a participant generally to the extent the vesting criteria the Administrator establishes are satisfied. Each Award of RSUs will be evidenced by an Award agreement that will specify the terms and conditions of the Award, including the number of underlying Shares, form of payout, and any restrictions and conditions of the Award, as determined by the Administrator. After the grant of RSUs, the Administrator, in its sole discretion, may reduce or waive any restrictions for such RSUs or accelerate the time at which any restrictions will lapse or be removed. Upon satisfying the applicable vesting criteria, the participant will be entitled to the payout specified in the Award agreement. The Administrator, in its sole discretion, may pay earned RSUs in cash, Shares, or a combination of both. Shares representing RSUs that are fully paid in cash again will be available for grant under the 2008 EIP. On the date set forth in the Award agreement, all unearned RSUs will be forfeited to the Company.

Stock Appreciation Rights. The Administrator will be able to grant stock appreciation rights, which are rights to receive the appreciation in fair market value of the Shares underlying the Award on the exercise date over the exercise price. Each Award of stock appreciation rights will be evidenced by an Award agreement that specifies the terms and conditions of the Award, including for example the exercise price, term of the Award, and conditions of exercise, as determined by the Administrator, in its sole discretion. The Company can pay the appreciation either in cash, Shares of equivalent value, or a combination of both. The Administrator, subject to the terms of the 2008 EIP, will have complete discretion to determine the terms and conditions of stock appreciation rights granted under the 2008 EIP, provided, however, that the exercise price may not be less than 100% of the fair market value of a Share on the date of grant and the term of a stock appreciation right may not exceed ten years.

After termination of service with the Company (or as applicable, its parent, subsidiary or other affiliate), a participant will be able to exercise the vested portion of his or her stock appreciation right for the period of time stated in the Award agreement. If no such period of time is stated in a participant’s Award agreement, a participant will generally be able to exercise his or her vested stock appreciation rights for the same period of time as applies to stock options as summarized above. No adjustment will be made for a dividend or other right for which the record date is before the date the Shares are issued under a stock appreciation right, except in the event of certain adjustments as specified in the 2008 EIP.

Performance Units and Performance Shares. The Administrator will be able to grant performance units and performance shares, which are Awards that will result in a payment to a participant generally to the extent the performance goals or other vesting criteria the Administrator may establish are achieved or the Awards otherwise vest. Earned performance units and performance shares will be paid, in the sole discretion of the Administrator, in the form of cash, Shares (which have an aggregate fair market value equal to the value of the earned performance units or performance shares at the close of the applicable performance period), or in a combination of both.

Each Award of performance units or performance shares will be evidenced by an Award agreement that specifies the terms and conditions, including the performance period, as determined by the Administrator, in its sole discretion. The Administrator will establish performance or other vesting criteria in its discretion which will result in a payout to the extent that the performance objectives or other vesting provisions have been achieved. The Administrator may set vesting criteria based on achievement of Company-wide, business unit, or individual goals (including without limitation continued employment), or any other basis determined by the Administrator in its discretion. After the grant of a performance unit or performance share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions and restrictions for such performance unit or performance share. On the date set forth in the Award agreement, all unearned or unvested performance shares or performance units will be forfeited to the Company.

Performance units will have an initial value established by the Administrator on or before the date of grant. Each performance share will have an initial value equal to the fair market value of a Share on the grant date.

Transferability of Awards. Unless the Administrator determines otherwise, Awards granted under the 2008 EIP generally are not transferable other than by will or the laws of descent or distribution, and may be exercised during a participant’s lifetime only by the participant.

Change in Control. In the event of a merger or change in control of the Company, each outstanding Award will be treated as the Administrator determines, including, without limitation, that each Award will be assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation. The Administrator will not be required to treat all Awards similarly in a transaction. In the event that the successor corporation, or the parent or subsidiary of the successor corporation, does not assume or substitute for the Award, the participant will fully vest in and have the right to exercise all of his or her outstanding options or stock appreciation rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on restricted stock will lapse, and, with respect to RSUs, performance shares and performance units, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. In addition, if an option or stock appreciation right is not assumed or substituted in the event of a change in control of the Company, the Administrator will notify the participant in writing or electronically that the option or stock appreciation right will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the option or stock appreciation right will terminate upon the expiration of such period.

Dissolution or Liquidation. In the event of a proposed dissolution or liquidation of the Company, the Administrator will notify participants as soon as practicable prior to the effective date of the proposed transaction. To the extent not previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

Amendment and Termination of the 2008 EIP. The Administrator will have the authority to amend, alter, suspend or terminate the 2008 EIP, except that the Company will obtain stockholder approval for any amendment to the 2008 EIP to the extent necessary or desirable to comply with applicable laws. No amendment, alteration, suspension or termination of the 2008 EIP will impair the rights of any participant, unless mutually agreed otherwise between the participant and the Administrator and which agreement must be in writing and signed by the participant and the Company. The 2008 EIP will terminate on June 11, 2025, unless the Board terminates it earlier.

Tax Withholding. Prior to the delivery of any Shares or cash under an Award (or exercise of an Award), the Company has the power and right to deduct or withhold, or require a participant to remit to the Company, an amount sufficient to satisfy any applicable taxes required to be withheld with respect to the Award. The Administrator, in its sole discretion, may permit a participant to satisfy tax withholding obligations pursuant to any procedures that it may specify from time to time including without limitation by cash, the Company’s withholding of otherwise deliverable cash or Shares having a fair market value equal to the minimum amount required to be withheld, delivery to the Company of already-owned Shares having a fair market value equal to the amount required to be withheld, or sale of a sufficient number of Shares otherwise deliverable to the participant through means that the Administrator determines equal to the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount that the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the participant with respect to the Award on the date that the amount of tax to be withheld is to be determined.

Number of Awards Granted to Employees, Consultants, and Directors

Our executive officers and non-employee directors have an interest in this proposal because they are eligible to receive awards under the 2008 EIP, including that each non-employee director automatically receives a RSU grant equal to $75,000 pursuant to the Company’s non-employee director compensation program, as discussed below in “Executive Compensation — Director Compensation for 2022 — Equity Compensation.”

The following table sets forth the dollar value of the RSU grants expected to be granted to our non-employee directors under the 2008 EIP on the date of our 2023 Annual Meeting, assuming election of the nominees for the Board who are standing for election at the 2023 Annual Meeting. The number of Shares that will be subject to such RSU awards will not be known until their date of grant.

Name of Non-Employee Director or Group	Dollar Value of Awards ($)	Number of Shares Subject to Restricted Stock Units Expected to Be Granted (#)
Nandini Devi	75,000	(1)
Robert Grove, Ph.D.	75,000	(1)
Beverly A. Huss	75,000	(1)
Kenneth E. Ludlum	75,000	(1)
Scott Shuda	75,000	(1)

____________

(1)      The number of Shares subject to each RSU award in the table above will be determined by dividing $75,000 by the closing price of a Share on the date of grant, with any resulting fractional Share rounded down to the nearest whole Share.

The number of Awards, and Shares subject to the Awards, that an employee, director, or consultant may receive under the 2008 EIP is in the discretion of the Administrator and therefore cannot be determined in advance (other than the automatic annual RSU awards described above for our non-employee directors). The following table sets forth (a) the aggregate number of Shares subject to options granted under the 2008 EIP during the 2022 fiscal year, (b) the weighted average per Share exercise price of such options, (c) the aggregate number of Shares subject to RSU awards granted under the 2008 EIP during the 2022 fiscal year, (d) the aggregate grant date fair value of all such options granted to such persons under the 2008 EIP during the 2022 fiscal year, and (e) the aggregate grant date fair value of all such RSU awards granted to such persons under the 2008 EIP during the 2022 fiscal year. As of April 17, 2023, the closing price of a Share on The Nasdaq Stock Market was $2.21.

2008 Equity Incentive Plan

Name and Position of Individual or Group	Number of Securities Underlying Options Granted (#)	Weighted Average Per Share Exercise Price(s) ($)	Number of Securities Underlying Restricted Stock Unit Awards Granted (#)	Dollar Value of Options on Grant Date ($)(1)	Dollar Value of Restricted Stock Unit Award(s) ($)(2)
David Bruce
President and Chief Executive Officer	121,270	2.28	59,730	170,275	136,184
Patrick Mercer
Chief Operating Officer	72,218	2.28	35,570	101,401	81,100
Fuad Ahmad
Interim Chief Financial Officer	—	—	—	—	—
Robert Grove	—	—	27,472	—	74,999
Nandini Devi	—	—	27,472	—	74,999
Beverly A. Huss	15,000	4.60	27,472	41,561	74,999
Kenneth E. Ludlum	—	—	27,472	—	74,999
Scott Shuda	—	—	27,472	—	74,999
All current executive officers, as a group	193,488	2.28	95,300	271,676	217,284
All current directors who are not executive officers, as a group	15,000	4.60	137,360	41,561	374,995
All employees who are not executive officers, as a group	369,125	2.57	132,210	582,431	301,439

____________

(1)      Reflects the aggregate grant date fair value of options computed in accordance with FASB ASC Topic 718.

(2)      Reflects the aggregate grant date fair value of RSU awards computed in accordance with FASB ASC Topic 718.

U.S. Federal Income Tax Aspects

The following summary is intended only as a general guide to the material U.S. federal income tax consequences of participation in the 2008 EIP. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or non-U.S. jurisdiction to which the participant may be subject. As a result, tax consequences for any particular participant may vary based on individual circumstances.

Incentive Stock Options. A participant generally recognizes no taxable income as the result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code (unless the participant is subject to the alternative minimum tax). If the participant exercises the option and then later sells or otherwise disposes of the Shares acquired through the exercise of the option after both the two-year anniversary of the grant date and the one-year anniversary of the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the Shares on or before the two- or one-year anniversaries described above (a “disqualifying disposition”), he or she generally will have ordinary income at the time of the sale equal to the fair market value of the Shares on the exercise date (or the sale price, if less) minus the exercise price of the option. For purposes of the alternative minimum tax, the difference between the fair market value of the Shares on the exercise date over the option exercise price is treated as an adjustment item in computing the participant’s alternative minimum taxable income in the year of exercise. In addition, special alternative minimum tax rules may apply to certain subsequent disqualifying dispositions of the Shares or provide certain basis adjustments or tax credits for alternative minimum tax purposes.

Nonstatutory Stock Options. A participant generally recognizes no taxable income on the date of grant of a nonstatutory stock option with an exercise price equal to the fair market value of the underlying stock on the date of grant. Upon the exercise of a nonstatutory stock option, the participant generally will recognize ordinary income equal to the excess of the fair market value of the exercised Shares on the exercise date over their exercise price. If the participant is an employee, such ordinary income generally is subject to applicable income and employment tax withholdings. Upon the sale of Shares acquired through the exercise of a nonstatutory stock option, any subsequent gain or loss (generally based on the difference between the sale price and the fair market value on the exercise date) will be treated as long-term or short-term capital gain or loss, depending on how long the Shares were held by the participant.

Stock Appreciation Rights. A participant generally recognizes no taxable income on the date of grant of a stock appreciation right with an exercise price equal to the fair market value of the underlying stock on the date of grant. Upon exercise of the stock appreciation right, the participant generally will be required to include as ordinary income an amount equal to the sum of the amount of any cash received and the fair market value of any Shares received upon the exercise. If the participant is an employee, such ordinary income generally is subject to applicable income and employment tax withholdings. Upon the sale of Shares acquired by an exercise of the stock appreciation right, any gain or loss (generally based on the difference between the sale price and the fair market value on the exercise date) will be treated as long-term or short-term capital gain or loss, depending on how long the Shares were held by the participant.

Restricted Stock, Restricted Stock Units, Performance Units, and Performance Shares. A participant generally will not have taxable income at the time an Award of restricted stock, RSUs, performance shares, or performance units is granted. Instead, he or she generally will recognize ordinary income in the first taxable year in which his or her interest in the Shares underlying the Award becomes either (i) freely transferable, or (ii) no longer subject to substantial risk of forfeiture. If the participant is an employee, such ordinary income generally is subject to applicable income and employment tax withholdings. However, the recipient of a restricted stock Award may elect to recognize income at the time he or she receives the Award in an amount equal to the fair market value of the Shares underlying the Award (less any amount paid for the Shares) on the date the Award is granted.

Section 409A. Section 409A of the Code (“Section 409A”) provides certain requirements for nonqualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the 2008 EIP with a deferral feature will be subject to the requirements of Section 409A. If an Award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that Award may recognize ordinary income on the amounts deferred under the Award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an Award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.

Medicare Surtax. A participant’s annual “net investment income,” as defined in Section 1411 of the Code, may be subject to a 3.8% federal surtax. Net investment income may include capital gain and/or loss arising from the disposition of Shares issued pursuant to awards granted under the 2008 EIP. Whether a participant’s net investment income will be subject to this surtax will depend on the participant’s level of annual income and other factors.

Tax Effect for the Company. The Company generally will be entitled to a tax deduction in connection with an Award under the 2008 EIP in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). However, special rules limit the deductibility of compensation paid to the Company’s chief executive officer and other “covered employees” as determined under Section 162(m) and applicable guidance. Under Section 162(m), the annual compensation paid to any of these specified employees will be deductible only to the extent that the compensation does not exceed $1,000,000. However, under Section 162(m) as it was in effect during prior to January 1, 2018, the Company could preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) were met. These conditions included (among others) periodic stockholder approval of the 2008 EIP and its material terms, setting certain limits on the number of Shares subject to Awards and, for Awards other than certain stock options and stock appreciation rights, establishing performance criteria that must be met before the Award actually will vest or be paid. As a result of the TJCA, for taxable years beginning on or after January 1, 2018, and except for certain grandfathered arrangements, under Section 162(m), any compensation over $1,000,000 paid to the covered employees is not deductible to the Company.

THE FOREGOING IS ONLY A SUMMARY OF THE TAX EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE GRANT AND VESTING OR EXERCISE OF AWARDS UNDER THE 2008 EIP, AS AMENDED. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A SERVICE PROVIDER’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE, OR NON-U.S. COUNTRY TO WHICH THE SERVICE PROVIDER MAY BE SUBJECT.

Required Vote

If a quorum is present, the affirmative vote of a majority of the voting power of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal is necessary to approve the 2008 EIP, as amended. Abstentions will have the effect of a vote against this proposal, and broker non-votes will have no effect.

Purpose for Recommending Approval of the 2008 Equity Incentive Plan, as Amended

We believe that the increase by 1,000,000 shares of the shares reserved for issuance under the 2008 EIP in order to continue to be able to grant equity awards thereunder, are essential to our continued success. Our employees are our most valuable asset. Stock options and other awards such as those provided under the 2008 EIP, as amended, will substantially assist us in continuing to attract and retain employees and non-employee directors in the extremely competitive labor markets in which we compete. Such awards also are crucial to our ability to motivate employees to achieve our goals. We will benefit from increased stock ownership by selected executives, other employees and non-employee directors.

THE BOARD OF DIRECTORS UNANIMOUSLY
RECOMMENDS THAT STOCKHOLDERS VOTE “FOR”
THE APPROVAL OF THE
2008 EQUITY INCENTIVE PLAN, AS AMENDED

PROPOSAL FIVE — APPROVAL OF THE AMENDMENT TO THE AMENDED AND
RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE OR LIMIT
THE PERSONAL LIABILITY OF OFFICERS

The State of Delaware, which is our state of incorporation, recently amended Section 102(b)(7) of the Delaware General Corporation Law (which we refer to as the “DGCL” in this proposal) to permit a corporation to eliminate or limit the personal liability of certain officers to the corporation or its stockholders for breaches of the fiduciary duty of care as an officer in certain limited circumstances. We sometimes refer to this elimination or limitation of personal liability as “exculpation” in this proposal. Prior to amended DGCL Section 102(b)(7), Delaware law authorized such exculpation in certain circumstances for directors but not for officers. As with directors, the exculpation protection does not apply to an officer’s breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. Unlike director exculpation, however, the protection for officers under amended DGCL Section 102(b)(7) only permits officer exculpation for direct claims brought by stockholders for breach of an officer’s fiduciary duty of care, including class actions, but does not eliminate an officer’s monetary liability for breach of fiduciary duty claims brought by the corporation itself or for derivative claims brought by stockholders in the name of the corporation. To gain the added protection for officers, we must amend our Amended and Restated Certificate of Incorporation (which we refer to as our “charter” in this proposal), to expand our existing director exculpation provision to include officers.

An exculpation provision is one of three tools, in addition to indemnification and directors’ and officers’ (referred to as “D&O”) liability insurance, that can be used by corporations to protect directors and officers from personal liability incurred as a result of serving as a director or officer of a corporation. In general, exculpation provisions seek to prevent liability attaching to directors or officers in the first instance, while indemnification and D&O insurance seek to compensate and hold directors and officers harmless when they have incurred liability or are faced with defending liability claims. Our Board believes it is important to provide not only our directors but also certain of our officers protection from certain liabilities and expenses that may discourage prospective or current officers from serving as officers of the Company. Accordingly, in March 2023, our Board, upon recommendation of the Nominating and Governance Committee, approved a proposed amendment to our charter to eliminate or limit the personal liability of certain of our officers, as provided below. We sometimes refer to this proposed amendment to our charter as the “Charter Amendment” in this proposal. In the absence of such protection, our Board believes qualified officers might be deterred from serving as officers of the Company due to potential exposure to personal liability and the risk that substantial expense could be incurred in defending lawsuits, regardless of merit. In approving the proposed Charter Amendment, our Board took into account several factors, such as the narrow class and type of claims that such officers would be exculpated from liability pursuant to amended DGCL Section 102(b)(7), the limited number of our officers who would be impacted, and the benefits our Board believes would accrue to the Company by providing officer exculpation in accordance with DGCL Section 102(b)(7), including, without limitation, the ability to attract and retain key officers and the potential to reduce litigation costs associated with frivolous lawsuits. Our Board balanced these considerations with our corporate governance practices and determined that it is advisable and in the best interests of the Company and our stockholders to amend the current exculpation and liability provision in our charter to extend exculpation protection to certain of our officers in addition to our directors, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended.

Text of Proposed Charter Amendment

Our charter currently provides for the exculpation of directors, but does not include a provision that allows for the exculpation of officers. To ensure we are able to attract and retain key officers and in an effort to reduce litigation costs associated with frivolous lawsuits, we propose to amend Article EIGHTH of our charter, and add an additional paragraph to Article EIGHTH of our charter, so that it would state in its entirety, as follows (new language is double underlined):

“A director or officer of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as the same exists or may hereafter be amended. Any repeal or modification of this Article EIGHTH shall not adversely affect any right or protection of a director or officer of the corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

Any repeal or amendment of this Article EIGHTH by the stockholders of the corporation or by changes in law, or the adoption of any other provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article EIGHTH will, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the corporation to further limit or eliminate the liability of directors or officers) and shall not adversely affect any right or protection of a director or officer of the corporation existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to acts or omissions occurring prior to such repeal or amendment or adoption of such inconsistent provision.”

The proposed certificate of amendment to our charter (referred to in this Proposal Five as the “Certificate of Amendment”) reflecting the foregoing Charter Amendment is attached as Appendix B to this proxy statement.

Reasons for the Proposed Charter Amendment

Our Board believes it is appropriate for public corporations incorporated in states that allow for the limitation of liability of directors and officers to have such a provision in their charters. The nature of the role of directors and officers often requires them to make decisions on crucial matters. Frequently, directors and officers must make decisions in response to time-sensitive opportunities and challenges, which can create substantial risk of investigations, claims, actions, suits or proceedings seeking to impose liability on the basis of hindsight, especially in the current litigious environment and regardless of merit. Limiting concern about personal risk would empower both directors and officers to best exercise their business judgment in furtherance of stockholder interests. We expect our peers and other companies with whom we compete for officer talent to adopt exculpation clauses that limit the personal liability of officers in their charters, and we believe failing to adopt the proposed Charter Amendment could impact our recruitment and retention of exceptional officer candidates that conclude that the potential exposure to liabilities, costs of defense and other risks of proceedings exceeds the benefits of serving as an officer of the Company.

For the reasons stated above, in March 2023, our Board determined that the proposed Charter Amendment is advisable and in the best interest of our Company and our stockholders and authorized and approved the proposed Charter Amendment and directed that it be considered for approval by our stockholders at the Annual Meeting. Our Board believes the proposed Charter Amendment would better position the Company to attract top officer candidates and retain our current officers and enable our officers to exercise their business judgment in furtherance of the interests of our stockholders without the potential for distraction posed by the risk of personal liability. Additionally, it would align the protections for our officers with those protections currently afforded to our directors, although it would not eliminate officers’ monetary liability for breach of fiduciary duty claims brought by the corporation itself or for derivative claims brought by stockholders in the name of the corporation.

The proposed Charter Amendment is not being proposed in response to any specific resignation, threat of resignation or refusal to serve by any officer.

Timing and Effect of the Charter Amendment

If the proposed Charter Amendment is approved by our stockholders, it would become effective immediately upon the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, which we would expect to file promptly after the Annual Meeting. Other than the changes described above, the remainder of our charter would remain unchanged after effectiveness of the Charter Amendment. After effectiveness of the Charter Amendment, the new officer exculpation provision would apply only with respect to acts or omissions by our officers occurring after the date of the Charter Amendment.

If the proposed Charter Amendment is not approved by our stockholders, our charter would remain unchanged.

In accordance with the DGCL, our Board may elect to abandon the proposed Charter Amendment without further action by our stockholders at any time prior to the effectiveness of the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, notwithstanding stockholder approval of the proposed Charter Amendment at the Annual Meeting.

Required Vote

If a quorum is present, the affirmative vote of a majority of the voting power of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal is necessary to approve the proposed Charter Amendment. Abstentions will have the effect of a vote against this proposal, and broker non-votes will have no effect.

THE BOARD OF DIRECTORS UNANIMOUSLY
RECOMMENDS THAT STOCKHOLDERS VOTE “FOR”
THE APPROVAL OF THE PROPOSED AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

AUDIT COMMITTEE REPORT

General

The Audit Committee is responsible for overseeing the accounting and financial reporting processes of the Company and the audits of the Company’s consolidated financial statements, as well as assisting the Board with overseeing and monitoring the integrity of the Company’s consolidated financial statements, the Company’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications, independence and performance, and the Company’s internal accounting and financial controls.

Review with Management

The Audit Committee reviewed and discussed our audited consolidated financial statements for fiscal year 2022 ended December 31, 2022, together with the notes thereto, with management, which has primary responsibility for the consolidated financial statements. BPM, our independent registered public accounting firm, is responsible for expressing an opinion on the conformity of the Company’s audited consolidated financial statements with accounting principles generally accepted in the United States.

Review and Discussions with Independent Registered Public Accounting Firm

The Audit Committee has reviewed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Commission including a discussion with management and the independent registered public accounting firm about the quality (and not merely the acceptability) of the Company’s accounting principles, the reasonableness of significant estimates and judgments and the transparency of disclosures in the Company’s consolidated financial statements.

In addition, the Audit Committee reviewed and discussed with BPM matters related to its independence, including a review of audit and non-audit fees and the written disclosures and the letter from BPM to the Audit Committee required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communication with the Audit Committee concerning independence. The Audit Committee concluded that BPM is independent from the Company and its management.

Conclusion

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K filed as of March 9, 2023 for fiscal year 2022 ended December 31, 2022 for filing with the SEC.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Kenneth E. Ludlum (Chairperson)

Nandini Devi

Beverly A. Huss

This report of the Audit Committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act, or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under the Securities Act or the Exchange Act.

EXECUTIVE OFFICERS

The following table sets forth certain information with respect to the Company’s executive officers as of April 17, 2023.

Name	Age	Position
David I. Bruce	63	President and Chief Executive Officer
Fuad Ahmad	53	Interim Chief Financial Officer
Patrick Mercer	51	Chief Operating Officer

For Mr. Bruce’s biography, see “Proposal One — Election of Directors — Nominees” above.

Fuad Ahmad has served as our Interim Chief Financial Officer since November 2020. Mr. Ahmad has been a partner at FLG Partners, LLC (“FLG Partners”) since January 2013 and has served as consulting Chief Financial Officer for multiple clients of FLG Partners, including Mitek Systems, Inc., a software company that specializes in digital verification and mobile imaging processing using artificial intelligence, since February 2023, and Vazart, Inc., a biotechnology company focused on the discovery, development, and commercialization of oral recombinant vaccines, from May 2022 to December 2022. From November 2019 to August 2020, Mr. Ahmad served as Interim Chief Financial Officer of Cutera, Inc. Previously, Mr. Ahmad served on an FLG Partners assignment as Chief Financial Officer of Telenav, Inc., a formerly listed enterprise software company focused on connected care and location-based services. From April 2016 to June 2018, Mr. Ahmad served as Chief Financial Officer of Quantum Corporation, a listed company focused on enterprise data storage and software defined storage workflows. From November 2015 to March 2016, Mr. Ahmad served on an FLG Partners assignment for Real Time Innovation, Inc. (“Real Time Innovation”), a private enterprise IoT software company. At Real Time Innovation, Mr. Ahmad served as an advisor to the board of directors and the chief executive officer as the company transitioned the business to subscription pricing. Prior to Real Time Innovation, Mr. Ahmad served on an FLG Partners assignment as Chief Financial Officer for Ensighten, Inc. from February 2013 until November 2015. From June 1996 to April 2012, Mr. Ahmad served in various positions with both public and private companies. Mr. Ahmad received a B.S. in Finance from Brigham Young University.

Patrick Mercer has served as our Chief Operating Officer since September 2018. Prior to joining the Company, Mr. Mercer served as Chief Operating Officer at TrackNet from May 2017 until September 2018, and as Vice President of Manufacturing at RODO Medical, Inc. from May 2015 to May 2017. Mr. Mercer also held positions at Dfine, Inc., HemoSense Inc., Revivant Corporation (acquired by Zoll Medical Corp.), and Stryker Corporation. Mr. Mercer earned his BS in Electrical Engineering and Computer Engineering from the University of Alabama.

EXECUTIVE COMPENSATION

Executive Compensation Program Philosophy and Process

IRIDEX believes that the skill, talent, judgment and dedication of its executive officers are critical factors affecting the long-term value of our Company. Therefore, the goals for our executive compensation program are to fairly compensate our executives, attract and retain qualified executives who are able to contribute to our long-term success, encourage performance consistent with clearly defined corporate goals, and promote the closer alignment of our executives’ long-term interests with those of our stockholders. The Company believes that its executive compensation program satisfies these goals and is strongly aligned with the long-term interests of our stockholders. Moreover, we believe that the structure of our executive compensation program, in rewarding the achievement of annual operating goals and emphasizing long-term stockholder value creation over short-term operating results, has benefited our Company and our stockholders by focusing on growing our core business.

Compensation Objectives and Philosophy

The Company’s compensation philosophy is designed to attract, retain, motivate and reward highly qualified executives who contribute to the success of the Company and its stockholders. To achieve these goals, the Company strives to provide a comprehensive compensation package for each of our named executive officers that is competitive with those offered by companies of similar type and size, in the same geographical area and whose executives perform functions similar to those performed by the executives of the Company. The Company also incorporates equity-based incentives into its overall compensation strategy to align the financial interests of our executives with those of our stockholders.

Role and Authority of the Compensation Committee

The Compensation Committee of the Board establishes the overall executive compensation strategies of the Company and approves compensation elements for the Company’s Chief Executive Officer and other executive officers. Among other things, the Compensation Committee reviews and advises the Board regarding all forms of compensation to be provided to the officers, employees, directors and certain consultants of the Company. In addition, each named executive officer’s individual compensation and eligibility for participation in the Company’s annual cash bonus incentive program is reviewed by the Compensation Committee and adjustments are made based upon an assessment of individual performance and potential to enhance long-term stockholder value.

The Compensation Committee consists of Ms. Huss, Mr. Shuda, and Dr. Grove. Ms. Huss serves as the Chairperson of the Compensation Committee and replaced Mr. Shuda as the Chairperson, in connection with the reconstitution of the committees on April 20, 2022. Each member of the Compensation Committee is an independent member of the Board, and no members have interlocking relationships as defined by the SEC.

The Compensation Committee has available to it such external compensation advice and data as the Compensation Committee deems appropriate to obtain. The Compensation Committee may delegate any of its responsibilities to one or more of its members or to the Company’s directors or to members of management, to the extent permitted by applicable law and subject to such reporting to or ratification by the Compensation Committee as the Compensation Committee deems necessary or appropriate.

Executive Officer Compensation

In order to achieve the objectives of our executive officer compensation program to attract, retain, motivate and reward key personnel who possess the necessary leadership and management skills, we provide compensation to our named executive officers generally in the form of competitive base salary, annual cash bonus incentives, long-term equity incentive compensation, and various benefits generally available to employees of the Company.

Our named executive officers for fiscal 2022, consist of our principal executive officer, our chief operating officer, and our interim principal financial officer, as follows:

•        David I. Bruce, our Chief Executive Officer;

•        Patrick Mercer, our Chief Operating Officer; and

•        Fuad Ahmad, our Interim Chief Financial Officer.

Base Salary

Base salary levels for the Company’s executive officers are generally targeted to be competitive with companies in the same stage of development and in the same industry and geographic area. In determining salaries of executive officers other than the Chief Executive Officer, the Compensation Committee also generally takes into account the Chief Executive Officer’s recommendations, the individual’s experience, contributions to corporate goals, and the Company’s performance. In March 2022, the Compensation Committee reviewed the base salaries for the Company’s executive officers and increased Messrs. Bruce’s and Mercer’s base salary, effective April 2022, by 3% from $370,800 to $381,924, and from $319,300 to $328,879, respectively. Approved by the Compensation Committee in March 2023 and effective April 2023, each of Messrs. Bruce’s and Mercer’s base salary increased by 3% from $381,924 to $393,382 and from $328,879 to $338,745, respectively. Mr. Ahmad’s cash compensation is determined as described further below.

Incentive Bonuses

The Compensation Committee believes that a cash incentive bonus plan can serve to motivate the Company’s named executive officers and management as a team to achieve annual performance goals supporting the creation of stockholder value, using more immediate measures for performance than those reflected in the appreciation in value of stock options or other equity awards that vest (and for which the value if any is realized) over multiple years.

2022 Short-Term Incentive Plan

In March 2022, upon recommendation and approval by the Compensation Committee, the Board approved the Company’s 2022 Short-Term Incentive Plan (the “2022 STI Plan”). Messrs. Bruce and Mercer participated in the 2022 STI Plan. Mr. Ahmad did not participate in the 2022 STI Plan and instead his compensation was determined as described further below. The maximum amount payable under the 2022 STI Plan for each of Messrs. Bruce and Mercer was $386,030 and $209,599, respectively. Mr. Bruce’s award under the 2022 STI Plan was based entirely upon the achievement of certain corporate objectives that applied to all 2022 STI Plan participants and, Mr. Mercer’s award under the 2022 STI Plan was based both on the achievement of certain corporate objectives and certain individual management objectives (“MBO”) specific to Mr. Mercer. Each of Messrs. Bruce’s and Mercer’s award under the 2022 STI Plan was subject to the Company’s achievement of certain sales targets, as well as certain other financial-related goals. Mr. Mercer’s award under the 2022 STI Plan was additionally subject to operations-related performance goals specific to Mr. Mercer.

The following table shows the target bonus opportunities for our named executive officers who participated in the 2022 STI Plan:

Named Executive Officer	2022 Target Bonus Opportunity ($)	FY 2022 Target Bonus as Percentage of Base Salary (%)
David I. Bruce	248,251	65
Patrick Mercer	147,996	45

The following table provides information concerning the target bonus payout under the 2022 STI Plan, as a percentage of each respective executive officer’s target bonus opportunity, based on performance thresholds, for fiscal 2022:

	Sales Goal (%)	Revenue Goal (%)	Operational Goal (%)	Individual Goal (%)	Total (%)
Target Performance					Target
David I. Bruce	40.0	30.0	30.0	0.0	100.0
Patrick Mercer	30.0	22.5	22.5	25.0	100.0

Threshold Performance					Threshold
David I. Bruce	20.0	15.0	15.0	0.0	50.0
Patrick Mercer	15.0	11.3	11.2	20.0	57.5

Maximum Performance					Maximum
David I. Bruce	64.0	48.0	43.5	0.0	155.5
Patrick Mercer	48.0	36.0	32.6	25.0	141.6

Actual Performance Attained					Attained
David I. Bruce	0.0	20.3	15.0	0.0	35.3
Patrick Mercer	0.0	15.2	11.3	18.8	45.3

The corporate objectives for 2022 were weighted at 100% of Mr. Bruce’s target bonus opportunity and at 75% of Mr. Mercer’s target bonus opportunity. Attainment below the threshold performance would result in no payout for the portion allocated to a particular goal.

Mr. Mercer’s bonus opportunity for 2022 also required the achievement of certain individual goals. This individual, management by objectives (MBO)-based portion of the bonus was weighted at 25% of Mr. Mercer’s target bonus opportunity. Each individual goal had a specified weighting and the portion of the bonus allocated to such goal would become payable based on the extent to which such goal was achieved. In the event Mr. Mercer did not meet or partially meets his individual objectives, the individual performance component amount would be reduced, as determined by the Compensation Committee.

In March 2023, the Compensation Committee reviewed the extent of attainment of the corporate objectives for Messrs. Bruce and Mercer as well as, in the case of Mr. Mercer, individual performance during the year. The operational goal, which related to cash balance, was achieved at 18% below the threshold level, which would have resulted in each of Messrs. Bruce and Mercer receiving an overall bonus amount based on achievement of other performance criteria equal to $50,345 and $48,539, respectively. However, the Compensation Committee considered that the performance level achieved was in substantial part attributable to management’s decision to increase inventories in response to unforeseen supply chain challenges to safeguard Company revenue. In recognition of management’s strategic actions taken during the year to support the Company’s revenue, the Compensation Committee approved an adjustment to the cash balance operational goal to reflect the amount attributable to the inventory increase, which resulted in achievement of the cash balance operational goal at the threshold level. The bonus awards were paid to Messrs. Bruce and Mercer in April 2023. The performance against the corporate and individual objectives resulted in bonuses of $87,583 and $67,038 for Messrs. Bruce and Mercer, respectively.

For fiscal year 2023, the Compensation Committee approved the target bonus opportunity for each of Messrs. Bruce and Mercer to be 65% and 45% of base salary, respectively.

Stock Grants/Awards

We provide long-term incentives to executives through a value-based grant of equity awards under the 2008 EIP. The Compensation Committee (or in certain cases, the Board) determines the value of these equity awards after considering a number of factors, including for example corporate performance, individual criticality, competitive market data, the number of unvested shares held at the time of grant, the fixed total value for each executive, the available share reserve, and any other factors that the Compensation Committee (or Board, as applicable) may deem relevant. Stock options, RSUs or other stock-based awards are granted to executive officers and other employees under the 2008 EIP. These stock options, RSUs or other stock-based awards are intended to focus the recipient on the Company’s long-term performance to improve stockholder value and to retain the services of executive officers in a competitive job market by providing significant long-term earning potential. To this end, stock options, RSUs and stock-based awards generally vest over a three-year period, based on continued employment. Factors considered in granting stock options, RSUs and stock-based awards to executive officers of the Company are the duties and responsibilities of each individual, such individual’s contributions to the success of the Company and any other factors deemed relevant by the Compensation Committee. The Company views stock options, RSUs and stock-based awards as an important component of long-term compensation for executive officers because the Compensation Committee believes that these awards motivate executive officers to manage the Company in a manner that is more closely aligned with the interests of stockholders.

2022 Awards

For 2022, the Board approved the grant to Mr. Bruce of an award of stock options covering 121,270 shares of our Common Stock effective October 27, 2022, with time-based vesting. The Board also approved a grant to Mr. Bruce of an award of RSUs covering 59,730 shares of our Common Stock, effective October 27, 2022, with time-based vesting.

The Board approved a grant to Mr. Mercer of stock options covering 72,218 shares of our Common Stock, effective October 27, 2022, with time-based vesting. The Compensation Committee also approved a grant to Mr. Mercer of an award of RSUs covering 35,570 shares of our Common Stock effective October 27, 2022, with time-based vesting.

No awards were granted to Mr. Ahmad in fiscal 2022. His fiscal 2022 compensation instead was determined as described further below.

Additional information regarding Messrs. Bruce’s and Mercer’s RSU awards is set forth in the table below titled “Outstanding Equity Awards at 2022 Fiscal Year-End.”

2008 Equity Incentive Plan

We maintain the 2008 EIP, which provides for the grant of the following types of equity awards: (i) stock options; (ii) restricted stock; (iii) RSUs; (iv) performance shares; (v) performance units; (vi) stock appreciation rights; and (vii) other stock or cash awards. Our 2008 EIP, as amended, was most recently approved by our Board in March 2023 to increase the shares reserved under it, as described in further detail in Proposal Four, subject to the approval of our stockholders at our Annual Meeting. Prior to such amendment, our 2008 EIP most recently was approved by our Board in June 2021 and approved by our stockholders in June 2021. The Board, or our Compensation Committee, or a committee of directors or of other individuals satisfying applicable laws and appointed by the Board may administer the 2008 EIP.

Other Benefits

Our named executive officers are eligible to participate in our employee benefit plans generally available to our employees, such as medical, dental, vision, group life, disability, and accidental death and dismemberment insurance, and our 401(k) Plan, in each case generally on the same basis as other employees, subject to the terms of the plan and any applicable law.

401(k) Plan

The Company sponsors a 401(k) Plan under which each eligible employee may contribute, on a pre-tax basis, up to 15% of the employee’s total annual income from the Company, excluding bonuses, subject to certain IRS limitations. Employee pre-tax contributions to the 401(k) Plan are fully vested and not forfeitable. The Company maintains a discretionary Company matching contribution of 50% of employee contributions, up to $150 per pay period, to a maximum of $3,000 per year. All full-time employees who have attained age 18 are eligible to participate in the 401(k) Plan. All contributions are allocated to the employee’s individual account and, at the employee’s election, are invested in one or more investment funds available under the 401(k) Plan. All employee contributions are fully vested and not forfeitable. Employer discretionary matching contributions are subject to a five-year graded vesting schedule.

Compensation Arrangement for Interim Chief Financial Officer

In connection with Mr. Ahmad’s appointment as the Company’s Interim Chief Financial Officer in November 2020, the Company amended its consulting agreement with FLG Partners (the “FLG Consulting Agreement”). Pursuant to the FLG Consulting Agreement, the Company paid $400 per hour for Mr. Ahmad’s services to the Company for actual hours of service provided until February 7, 2022. Upon and after such date, such fee was increased to $440 per hour for actual hours of service provided by Mr. Ahmad. The FLG Consulting Agreement has an indefinite term and is terminable by either party upon 30 days’ advance written notice. Given such arrangement, Mr. Ahmad did not participate in the Company’s 2022 STI Plan or receive any Company equity awards for 2022.

Summary Compensation Table

The following table presents information concerning the total compensation of our named executive officers, for services rendered to us in all capacities during fiscal years ended 2022 and 2021.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Nonequity Incentive Plan Compensation ($)(2)		All Other Compensation ($)(3)	Total ($)
David I. Bruce	2022	368,106	(4)	—	136,184	170,275	87,583	(5)	3,617	765,765
President and Chief Executive Officer	2021	368,100	(6)	65,000	264,911	308,446	263,861	(7)	4,109	1,274,427
Patrick Mercer	2022	316,980	(8)	—	81,100	101,401	67,038	(9)	1,494	568,013
Chief Operating Officer	2021	316,975	(10)	55,000	115,084	133,997	142,983	(11)	1,062	765,101
Fuad Ahmad(12)	2022	424,900	(13)	—	—	—	—		—	424,900
Interim Chief Financial Officer	2021	560,400	(14)	—	—	—	—		—	560,400

____________

(1)      Reflects the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718. We discuss the assumptions that we used to calculate these amounts in Note 13 to our consolidated financial statements included in our Annual Report on Form 10-K, filed March 9, 2023, for the fiscal year ended December 31, 2022, and incorporated by reference herein. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(2)      Represents payments calculated in accordance with the terms of our 2022 STI Plan, as described under “Executive Compensation.”

(3)      “All Other Compensation” consists solely of the value of life insurance premiums paid and 401(k) matching contributions made by the Company.

(4)      Includes $7,345 in salary earned in 2022 but paid in 2023. Mr. Bruce’s salary earned in 2022 reflects a pro-rated annual salary of $381,924.

(5)      Mr. Bruce’s $87,583 of Nonequity Incentive Plan Compensation was earned in 2022 but paid in 2023. For more information on Mr. Bruce’s Nonequity Incentive Plan Compensation, please see the discussion in “Executive Compensation — Executive Officer Compensation — 2022 Short-Term Incentive Plan” above.

(6)      Includes $7,131 in salary earned in 2021 but paid in 2022. Mr. Bruce’s salary earned in 2021 reflects a pro-rated annual salary of $370,800.

(7)      Mr. Bruce’s $263,861 of Nonequity Incentive Plan Compensation was earned in 2021 but paid in 2022.

(8)      Includes $6,325 in salary earned in 2022 but paid in 2023. Mr. Mercer’s salary earned in 2022 reflects a pro-rated annual salary of $328,879.

(9)      Mr. Mercer’s $67,038 of Nonequity Incentive Plan Compensation was earned in 2022 but paid in 2023. For more information on Mr. Mercer’s Nonequity Incentive Plan Compensation, please see the discussion in “Executive Compensation — Executive Officer Compensation — 2022 Short-Term Incentive Plan” above.

(10)    Includes $6,140 in salary earned in 2021 but paid in 2022. Mr. Mercer’s salary earned in 2021 reflects a pro-rated annual salary of $319,300.

(11)    Mr. Mercer’s $142,983 of Nonequity Incentive Plan Compensation was earned in 2021 but paid in 2022.

(12)    Mr. Ahmad commenced service as our Interim Chief Financial Officer of the Company beginning in November 2020.

(13)    Includes $5,500 in salary earned in 2022 but paid in 2023.

(14)    Includes $7,400 in salary earned in 2021 but paid in 2022.

Outstanding Equity Awards at 2022 Fiscal Year-End

The following table shows, with respect to each of our named executive officers, the number of shares subject to options exercisable and unexercisable and the number of shares subject to RSU awards that have not vested as of the end of fiscal 2022. Mr. Ahmad did not hold any stock options, RSUs or other stock-based awards at the end of fiscal 2022.

	Option Awards							Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)(1)		Option Expiration Date(2)		Number of Shares or Units of Stock That have not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
David I. Bruce	4/13/18	15,000	—	5.69		4/13/25	(4)	—		—	—	—
	5/21/19	179,167	20,833	4.92		5/21/26	(5)	—		—	—	—
	5/21/19	100,000	300,000	4.92		5/21/26	(6)	—		—	—	—
	9/3/20	85,992	43,008	2.13	(7)	9/3/27	(8)	—		—	—	—
	9/3/20	—	—	—		—		9,335	(9)	18,763	—	—
	8/5/21	27,244	54,496	6.58		8/5/28	(10)	—		—	—	—
	8/5/21	—	—	—		—		26,841	(11)	53,950	—	—
	10/27/22	—	121,270	2.28		10/27/29	(12)	—		—	—	—
	10/27/22	—	—	—		—		59,730	(13)	120,057		—
Patrick Mercer	9/18/18	30,000	—	6.00		9/18/28	(4)	—		—	—	—
	6/6/19	35,000	5,000	5.04		6/6/29	(14)	—		—	—	—
	10/22/19	19,000	—	2.25	(15)	10/22/26	(4)	—		—	—	—
	9/3/20	45,996	23,004	2.13	(7)	9/3/27	(8)	—		—	—	—
	9/3/20	—	—	—		—		5,001	(9)	10,052	—	—
	8/5/21	11,836	23,674	6.58		8/5/28	(10)	—		—	—	—
	8/5/21	—	—	—		—		11,660	(11)	23,437	—	—
	10/27/22	—	72,218	2.28		10/27/29	(12)	—		—	—	—
	10/27/22	—	—	—		—		35,570	(13)	71,496	—	—

____________

(1)      Unless otherwise indicated, options were granted at an exercise price per share equal to the fair market value of a share of Common Stock, as determined by reference to the closing price reported on The Nasdaq Global Market on the grant date.

(2)      Options held by our named executive officers may terminate before their expiration dates if the executive’s status as a service provider is terminated, including in connection with the executive’s death or disability.

(3)      This amount reflects the fair market value of our Common Stock of $2.01 per share as of December 30, 2022 (the last business day of calendar year 2022), multiplied by the amount shown in the column for the Number of Shares or Units of Stock that have not vested.

(4)      The options listed are fully vested and may be exercised in full.

(5)      25% of the total number of shares subject to the option vested on May 21, 2020, and 1/48th of the shares subject to the option vest each month thereafter, subject to Mr. Bruce continuing as a service provider through each such date.

(6)      These performance-based stock options represent a contingent right to purchase shares of Common Stock. This performance-based stock option award vests in 100,000 share increments, upon the Company’s stock price (measured based on the average, trailing, 60-day closing price of a share of Common Stock) achieving the stock price performance goals of $6.55, $9.00, $12.00, and $18.00 during the period from the award’s grant date through December 31, 2023, and subject to the executive continuing as a service provider through the applicable date of certification of achievement. As of fiscal year ended December 31, 2022, the Company had achieved the $6.55 stock price performance goal, and the corresponding stock option award of 100,000 shares vested.

(7)      This stock option was granted at an exercise price of $2.13 per share, which was equal to the average closing price of the Company’s Common Stock during the 30-day trading period preceding the date of grant.

(8)      One-third of the total number of shares subject to the option vested on each of June 30, 2021, and June 30, 2022, and one-third of the shares subject to the option vest on June 30, 2023, subject to our named executive officer continuing as a service provider through each such date.

(9)      One-third of the total number of shares subject to the award of RSUs vested on each of June 30, 2021, and June 30 2022, and one-third of the shares subject to the award vest June 30, 2023, subject to our named executive officer continuing as a service provider through each such date.

(10)    One-third of the total number of shares subject to the option vested on July 4, 2022, and each one-year anniversary thereafter, subject to our named executive officer continuing as a service provider through each such date.

(11)    One-third of the total number of shares subject to the award of RSUs vested on July 4, 2022, and each one-year anniversary thereafter, subject to our named executive continuing as a service provider through each such date.

(12)    One-third of the total number of shares subject to the option vest on June 30, 2023, and each one-year anniversary thereafter, subject to our named executive officer continuing as a service provider through each such date.

(13)    One-third of the total number of shares subject to the award of RSUs vest on June 30, 2023 and each one-year anniversary thereafter, subject to our named executive officer continuing as a service provider through each such date.

(14)    1/48th of the total number of shares subject to the option vested on July 6, 2019, and 1/48th of the shares subject to the option vest each month thereafter, subject to Mr. Mercer continuing as a service provider through each such date.

(15)    This stock option was granted at an exercise price of $2.25 per share, which was equal to 120% of the average closing price of the Company’s Common Stock during the 10-day trading period preceding the date of grant.

Change in Control Severance Agreements with Messrs. Bruce and Mercer

We entered into Change in Control Severance Agreements with Messrs. Bruce and Mercer in 2019. It is expected that from time to time the Company will consider the possibility of an acquisition by another company or other change in control. We recognize that such consideration can be a distraction to our named executive officers and can cause them to consider alternative employment opportunities. We believe that it is imperative to provide such individuals with severance benefits upon their termination of employment following a change in control to secure their continued dedication and objectivity, notwithstanding the possibility, threat or occurrence of a change in control, provide such individuals with an incentive to continue employment and motivate them to maximize our value upon a change in control for the benefit of stockholders, and provide such individuals with enhanced financial security. The Change in Control Severance Agreements, and the potential severance benefits payable thereunder to our named executive officers under specified circumstances, do not affect the Compensation Committee’s decisions regarding other elements of compensation. The Change in Control Severance Agreements for Messrs. Bruce and Mercer are described in further detail below.

Termination Within the Change in Control Context

If, within twelve months following a Change in Control (as defined in the 2008 EIP) or at any time prior to a Change in Control if such termination is effected at the request of any successor to the Company, such executive terminates his employment with the Company for Good Reason (as defined below), or the Company terminates such executive’s employment for a reason other than Cause (as defined below), death or disability, and, in each case, such executive signs and does not revoke a standard release of claims with the Company, then such executive will receive the following severance from the Company:

(i)     Cash Severance Payment. In the case of Mr. Bruce, a lump sum cash payment equal to 150% of his annual base salary, and in the case of Mr. Mercer, a lump sum cash payment equal to 100% of his annual base salary.

(ii)    Vesting Acceleration. Accelerated vesting as to 100% of the then unvested portion of such executive’s outstanding Company equity awards, assuming, with respect to Company equity awards subject to performance criteria, the performance criteria had been achieved at target levels.

(iii)   Continued Employee Benefits. Reimbursement from the Company for a period of up to twelve months for the premiums payable for himself and/or his eligible dependents for coverage under the Company’s benefit plans.

Definitions of “Cause” and “Good Reason”

For the purposes of the Change in Control Severance Agreements, the following definitions generally apply.

“Cause” means: (i) an act of dishonesty made by an executive in connection with such executive’s responsibilities as an employee; (ii) such executive’s conviction of, or plea of nolo contendere to, a felony or any crime involving fraud, embezzlement or any other act of moral turpitude, or a material violation of federal or state law by such executive that the Board reasonably believes has had or will have a detrimental effect on the Company’s reputation or business; (iii) such executive’s gross misconduct; (iv) such executive’s unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom such executive owes an obligation of nondisclosure as a result of such executive’s relationship with the Company; (v) such executive’s willful breach of any obligations under any written agreement or covenant with the Company; or (vi) such executive’s continued failure to perform his employment duties after such executive has received a written demand of performance from the Company that specifically sets forth the factual basis for the Company’s belief that such executive has not substantially performed his duties and that the executive has failed to cure such non-performance to the Company’s satisfaction within ten (10) business days after receiving such notice.

“Good Reason” means the occurrence of one or more of the following events effected without an executive’s prior consent, provided that such executive terminates employment with the Company within ninety (90) days following the expiration of the Company’s Cure Period: (i) the assignment to such executive of any duties or the reduction of such executive’s duties, either of which results in a material diminution in such executive’s position or responsibilities with the Company; provided that, it being understood that the continuance of such executive’s duties and responsibilities at the subsidiary or divisional level following a Change in Control, rather than at the parent, combined or surviving company level following such Change in Control shall not be deemed Good Reason within the meaning of this clause (i); (ii) a reduction by the Company in the base salary of such executive by fifteen percent (15%) or more, unless similar such reductions occur concurrently with and apply to the Company’s senior management; (iii) a material change in the geographic location at which such executive must perform services (for purposes of this Agreement, the relocation of such executive to a facility or a location less than twenty-five (25) miles from such executive’s then-present location shall not be considered a material change in geographic location); (iv) a material reduction of facilities, perquisites or in the kind or level of employee benefits to which such executive is entitled, unless similar such reductions occur concurrently and apply to the Company’s senior management; or (v) any material breach by the Company of any material provision of the Change in Control Severance Agreement. Such executive will not resign for Good Reason without first providing the Company with written notice of the acts or omissions constituting the grounds for “Good Reason” within ninety (90) days of the initial existence of the grounds for “Good Reason” and a reasonable cure period of thirty (30) days (“Cure Period”) following the date of such notice.

Tax and Accounting Considerations

The Compensation Committee considers tax and accounting effects in administering the executive compensation program and aims to maintain compensation expenses for our most senior executive team within reasonable levels based on relevant factors such as the Company’s operations and financials and the prevailing market practices.

Prior to 2018, Section 162(m) generally limited the federal tax deductibility of compensation paid to our Chief Executive Officer and certain other executive officers of the Company to $1 million annually unless the compensation over $1 million qualified as “performance-based” within the meaning of Section 162(m). As a result of the TCJA, the “performance-based” compensation exception under Section 162(m) was eliminated and the “covered employees” to whom Section 162(m) would apply was expanded. Accordingly, for fiscal year 2022, we generally are not able to take a deduction for any compensation paid to our named executive officers in excess of $1 million unless the compensation qualifies for the limited transition relief applicable to certain arrangements in place on November 2, 2017. The Company cannot guarantee that any compensation payable to our named executive officers will qualify for the transition relief or that the compensation will be deductible, and the Company also may from time to time provide compensation to our named executive officers that may not be deductible to the extent that the aggregate amount exceeds $1 million. However, the Compensation Committee intends to maintain an approach to executive compensation that strongly links pay to performance.

We account for equity-based awards in accordance with ASC Topic 718.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between compensation actually paid (“Compensation Actually Paid”) to our Principal Executive Officer (the “PEO”) and the other named executive officers (the “Non-PEO NEOs”) and certain financial performance metrics of the Company using a methodology that has been prescribed by the SEC.

Pay Versus Performance

Year	Summary Compensation Table Total for PEO ($)(1)(2)	Compensation Actually Paid to PEO ($)(1)(3)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(1)(2)	Average Compensation Actually Paid to Non-PEO NEOs ($)(1)(3)	Value of Initial Fixed $100 Investment Based on Company Total Shareholder Return (TSR) ($)(4)	Net Income (Loss) ($)(5)
2022	765,766	(915,928)	496,456	270,802	80.08	(7,546,732)
2021	1,274,427	3,318,780	662,751	946,031	243.43	(5,224,626)

____________

(1)      NEOs included in the above compensation columns reflect the following:

Year	PEO	Non-PEO NEOs
2022	David I. Bruce	Patrick Mercer and Fuad Ahmad
2021	David I. Bruce	Patrick Mercer and Fuad Ahmad

(2)      2022 Compensation Actually Paid to our PEO and the average Compensation Actually Paid to our Non-PEO NEOs reflect the following adjustments from total compensation reported in the Summary Compensation Table:

	PEO ($)	Average Non-PEO NEOs ($)
Total Reported in 2022 Summary Compensation Table (SCT)	765,766	496,456
Less, value of equity awards reported in SCT	(306,460)	(91,250)
Plus, year-end value of equity awards granted in fiscal year that are unvested and outstanding at fiscal year-end	291,060	86,665
Plus, change in fair value of equity awards granted in a prior year that are outstanding and unvested at fiscal year-end	(1,304,163)	(117,175)
Plus, fair value of equity awards granted in fiscal year and that vested in fiscal year	—	—
Plus, change in fair value of equity awards granted in a prior year that vested in fiscal year	(362,132)	(103,894)
Less, fair value as of immediately prior year-end of equity awards granted in a prior year that failed to vest in fiscal year	—	—
Total adjustments	(1,681,694)	(225,655)
Compensation Actually Paid for fiscal year 2022	(915,928)	270,802

2021 Compensation Actually Paid to our PEO and the average Compensation Actually Paid to our Non-PEO NEOs reflect the following adjustments from total compensation reported in the Summary Compensation Table:

	PEO ($)	Average Non-PEO NEOs ($)
Total Reported in 2021 SCT	1,274,427	662,751
Less, value of equity awards reported in SCT	(573,357)	(124,541)
Plus, year-end value of equity awards granted in fiscal year that are unvested and outstanding at fiscal year-end	578,041	125,558
Plus, change in fair value of equity awards granted in a prior year that are outstanding and unvested at fiscal year-end	1,240,887	136,365
Plus, fair value of equity awards granted in fiscal year and that vested in fiscal year	—	—
Plus, change in fair value of equity awards granted in a prior year that vested in fiscal year	798,782	145,897
Less, fair value of as of immediately prior year-end of equity awards granted in a prior year that failed to vest in fiscal year	—	—
Total adjustments	2,044,353	283,280
Compensation Actually Paid for fiscal year 2021	3,318,780	946,031

(3)      Fair value or change in fair value, as applicable, of equity awards in the “Compensation Actually Paid” columns was determined by reference to (1) for RSU awards, closing price of a share of our Common Stock on applicable year-end date(s) or, in the case of vesting dates, the closing price of a share of our Common Stock on the applicable vesting date (or if there was no closing price on such day, the last trading day immediately prior to the applicable vesting date), and (2) for stock options, a Black Scholes value as of the applicable year-end or vesting date(s), determined based on the same methodology as used to determine grant date fair value but using the closing price of a share of our Common Stock on the applicable revaluation date as the current market price and with an expected life set equal to the remaining life of the award in the case of underwater stock options and, in the case of in-the-money options, an expected life equal to the original ratio of expected life relative to the seven year contractual life multiplied by the remaining life as of the applicable revaluation date, and in all cases based on volatility and risk free rates determined as of the revaluation date based on the expected life period and based on an expected dividend rate of 0%.

(4)      Total Shareholder Return (“TSR”) illustrates the value, as of the last day of each period indicated, of $100 invested in the Common Stock of IRIDEX on December 31, 2020, the last trading day in fiscal year 2020.

(5)      The dollar amounts reported are the Company’s net income reflected in the Company’s audited financial statements.

Relationship Between Compensation Actually Paid and TSR

The following graph shows the relationship between the Compensation Actually Paid to our PEO, the average Compensation Actually Paid to our Non-PEO NEOs, and the Company’s TSR over the two most recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Actually Paid vs. Company TSR
Compensation Actually Paid ($ Millions)
4.0
3.5
3.0
2.5
2.0
1.5
1.0
0.5
0.0
-0.5
-1.0
-1.5
Company TSR (Indexed to $100 as of FYE 2020)
$300
$250
$200
$150
$100
$50
$0
100.0
3.3
$243.4
0.9
$80.1
0.3
-0.9
2020
2021
2022
PEO
Ave. Non-PEO NEO
IRIX TSR

Relationship Between Compensation Actually Paid and Net Income

The following graph shows the relationship between the Compensation Actually Paid to our PEO, the average Compensation Actually Paid to our Non-PEO NEOs, and the Company’s Net Loss during the two most recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Actually Paid vs. Company Net Income
Compensation Actually Paid ($ Millions)
Net Income ($ Millions)
4.0
3.5
3.0
2.5
2.0
1.5
1.0
0.5
0.0
-0.5
-1.0
-1.5
0.0
-1.0
-2.0
-3.0
-4.0
-5.0
-6.0
-7.0
-8.0
3.3
0.9
-5.2
0.3
-0.9
-7.5
2021
2022
PEO
Ave. Non-PEO NEO
IRIX Net Loss

Director Compensation

We use a combination of cash and equity compensation to attract and retain qualified candidates to serve on our Board.

The following table provides information concerning the compensation paid by us to each of our non-employee directors for fiscal 2022. Subsequent to his appointment as Chief Executive Officer, Mr. Bruce did not receive additional compensation for his services as a member of our Board. Ms. Huss was first appointed as a director of the Company in 2022, and the following table reflects her receipt of a stock option to purchase 15,000 shares of Common Stock, which is our standard equity award for new directors. Additional information is discussed below in the section titled “Equity Compensation.”

Director Compensation for 2022

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)(1)(2)	Total ($)
Beverly A. Huss	40,090	74,999	41,561	156,650
Nandini Devi	46,750	74,999	—	121,749
Robert Grove, Ph.D.	44,500	74,999	—	119,499
Kenneth E. Ludlum	59,200	74,999	—	134,199
Scott Shuda	73,060	74,999	—	148,059

____________

(1)      Reflects the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718. We discuss the assumptions that we used to calculate these amounts in Note 13 to our financial statements included in our Annual Report on Form 10-K, filed as of March 9, 2023 for the fiscal year ended December 31, 2022, and incorporated by reference herein. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(2)      As of December 31, 2022, the aggregate number of shares underlying options and RSUs outstanding for each of our non-employee directors was:

Name	Aggregate Number of Shares Underlying Outstanding Options (#)	Number of Securities Underlying Unvested Stock Awards (#)
Beverly A. Huss	15,000	27,472
Nandini Devi	15,000	27,472
Robert Grove, Ph.D.	15,000	27,472
Kenneth E. Ludlum	15,000	27,472
Scott Shuda	15,000	27,472

Cash Compensation

Pursuant to our non-employee director cash compensation policy that was approved in June 2022, non-employee members of our Board received an annual retainer of $35,000. In addition, the chairperson of the Audit Committee received an annual retainer of $15,000, the chairperson of the Nominating and Governance Committee received an annual retainer of $9,500, the chairperson of the Compensation Committee received an annual retainer of $10,000, and the chairperson of the Board received an annual retainer of $35,000. Each member (other than the chairperson) of the Audit Committee received an additional annual retainer of $7,500, each member (other than the chairperson) of the Nominating and Governance Committee received an additional annual retainer of $4,000, and each member (other than the chairperson) of the Compensation Committee received an additional annual retainer of $5,000. These annual retainers are paid in quarterly installments in arrears. We reimburse members of the Board and Board committees for reasonable out-of-pocket expenses incurred by them in attending such meetings.

Equity Compensation

Pursuant to our non-employee director equity compensation policy, on the date of each annual meeting of stockholders each non-employee director automatically receives an RSU grant equal to $75,000 worth of Common Stock (determined based upon the fair market value of the shares at the time such RSU award was granted) under our 2008 EIP. Each RSU grant vests in full on the earlier of the one-year anniversary of the date of grant or our next annual meeting of stockholders, subject to the non-employee director’s continued service as a Board member through the vesting date. Newly appointed directors shall also be granted a stock option to purchase 15,000 shares of Common Stock.

Information on Compensation Risk Assessment

Management periodically reviews our incentive compensation programs at all levels within the organization and reports to the Compensation Committee with respect to its findings. Employee cash bonuses are based on company-wide and individual performance, and management discretion (with respect to our non-executive employees), and our Compensation Committee and the Board have discretion to adjust bonus payouts. Equity awards for new hires are based on the employee’s position, prior experience, qualifications, and the market for particular types of talent, and any additional grants are based on employee performance and retention requirements. Equity awards have long-term vesting requirements to ensure that recipients’ focus is on our long-term success.

Equity Compensation Plan Information

The following table summarizes our equity compensation plan information as of December 31, 2022. Information is included for equity compensation plans approved by our stockholders. We do not have any equity compensation plans not approved by our stockholders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column) (#)
Equity compensation plans approved by security holders(1)	2,705,996(2)	4.27(3)	114,995(4)

____________

(1)      Includes the 2008 EIP.

(2)      Includes 473,029 shares subject to RSUs that were outstanding as of December 31, 2022, that were issued under the 2008 EIP.

(3)      RSUs, which do not have an exercise price, are excluded in the calculation of weighted-average exercise price.

(4)      Shares subject to awards of restricted stock, RSUs, performance shares or performance units issued under the 2008 EIP and that are granted with a per share or unit purchase price less than 100% of the fair market value on the date of grant count against the maximum aggregate number of shares that may be issued pursuant to awards as 1.5 shares for every one share subject to such an award.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to the Company regarding the beneficial ownership of Common Stock as of April 17, 2023, by (i) each person (or group of affiliated persons) who is the beneficial owner of more than 5% of our Common Stock, (ii) each director and nominee for director, (iii) each of the Company’s executive officers named in the Summary Compensation Table appearing herein and (iv) all of the Company’s directors and executive officers as a group:

	Beneficial Ownership as of April 17, 2023
	Number of Shares (#)(2)	Percent of Total (%)(2)
5% Stockholders, Directors and Officers(1)
Topcon America Corporation(3)	1,612,122	10.1
Stanley Manne Trust(4)	1,072,215	6.7
Paragon Associates & Paragon Associates II Joint Venture(5)	963,250	6.0
Individuals and entities related with Brent Alexander Roland(6)	881,998	5.5
Directors
David I. Bruce(7)	485,448	3.0
Nandini Devi(8)	45,392	*
Robert Grove, Ph.D.(9)	135,836	*
Beverly A. Huss(10)	31,847	*
Kenneth E. Ludlum(11)	77,444	*
Scott Shuda(12)	83,799	*
Named Executive Officers
David I. Bruce(7)	485,448	3.0
Patrick Mercer(13)	181,882	1.1
Fuad Ahmad	—	*
All current directors and executive officers as a group (8 persons)(14)	1,041,648	6.2

____________

*        Represents less than 1% of the total.

(1)      Unless otherwise indicated in the table, the address for each listed person is c/o IRIDEX Corporation, 1212 Terra Bella Avenue, Mountain View, CA 94043.

(2)      The number and percentage of shares beneficially owned is determined under rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of April 17, 2023, through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned. Percentage beneficially owned is based on 16,007,161 shares of Common Stock outstanding on April 17, 2023.

(3)      Includes shares of Common Stock held directly by Topcon America Corporation. Topcon Corporation is the sole shareholder of Topcon America Corporation. Each of Topcon America Corporation and Topcon Corporation may be deemed to be the beneficial owner of the shares of Common Stock beneficially owned by Topcon America Corporation. Topcon America Corporation is located at 111 Bauer Drive, Oakland, New Jersey 07436. This information was obtained from a Form 13D filed with the SEC on March 23, 2021.

(4)      Stanley Manne Trust is located at 3737 North East 214th Street, Aventura, Florida 33180. This information was obtained from a Schedule 13G/A filed with the SEC on February 14, 2018.

(5)      Represents 963,250 shares of Common Stock held of record by Paragon Associates and Paragon Associates II Joint Venture (“Paragon JV”). Bradbury Dyer III, as the authorized agent of Paragon JV, has the power to direct the vote and disposition of 963,250 shares of Common Stock held by Paragon JV. Paragon JV is located at 500 Crescent Court, Suite 260, Dallas, Texas 75201. This information was obtained from a Schedule 13D filed with the SEC on November 23, 2022.

(6)      Includes shares owned by: Roland Family Support Trust; Brent Alexander Roland; Leigh Ann Roland; and Glenn Cuthbert Roland (“Individuals and entities related with Brent Alexander Roland”). Individuals and entities affiliated with Brent Alexander Roland are located at 7605 N Shadow Mountain Road, Paradise Valley, AZ 85253. This information was obtained from a Schedule 13D filed with the SEC on September 20, 2022.

(7)      Consists of (i) 57,212 shares of Common Stock held by Mr. Bruce and (ii) 428,236 shares of Common Stock subject to options exercisable within 60 days of April 17, 2023.

(8)      Consists of (i) 10,420 shares of Common Stock held by Ms. Devi, (ii) 7,500 shares of Common Stock subject to options exercisable within 60 days of April 17, 2023, and (iii) 27,472 shares of Common Stock issuable pursuant to RSUs that are subject to vesting conditions within 60 days of April 17, 2023.

(9)      Consists of (i) 93,364 shares of Common Stock held by Dr. Grove, (ii) 15,000 shares of Common Stock subject to options exercisable within 60 days of April 17, 2023, and (iii) 27,472 shares of Common Stock issuable pursuant to RSUs that are subject to vesting conditions within 60 days of April 17, 2023.

(10)    Consists of (i) 4,375 shares of Common Stock subject to options exercisable within 60 days of April 17, 2023 held by Ms. Huss, and (ii) 27,472 shares of Common Stock issuable pursuant to RSUs that are subject to vesting conditions within 60 days of April 17, 2023.

(11)    Consists of (i) 34,972 shares of Common Stock held by Mr. Ludlum, (ii) 15,000 shares of Common Stock subject to options exercisable within 60 days of April 17, 2023, and (iii) 27,472 shares of Common Stock issuable pursuant to RSUs that are subject to vesting conditions within 60 days of April 17, 2023.

(12)    Consists of (i) 41,327 shares of Common Stock held by Mr. Shuda, (ii) 15,000 shares of Common Stock subject to options exercisable within 60 days of April 17, 2023, and (iii) 27,472 shares of Common Stock issuable pursuant to RSUs that are subject to vesting conditions within 60 days of April 17, 2023.

(13)    Consists of (i) 35,050 shares of Common Stock held by Mr. Mercer, and (ii) 146,832 shares of Common Stock subject to options exercisable within 60 days of April 17, 2023.

(14)    Includes (i) 272,345 shares of Common Stock held by all current directors and executive officers as a group, (ii) 631,943 shares of Common Stock subject to options exercisable within 60 days of April 17, 2023, and (iii) 137,360 shares of Common Stock issuable pursuant to RSUs that are subject to vesting conditions within 60 days of April 17, 2023.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than the compensation arrangements with our directors and executive officers discussed above in the section titled “Executive Compensation” and except as described below, there were no transactions in the last two fiscal years or currently proposed transactions in which we have been a participant and:

•        the amounts involved exceed the lesser of $120,000 or one percent of the average of our total assets at year end of the last two completed fiscal years; and

•        any of our directors, nominees for director, executive officers or holders of more than five percent of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Indemnification Agreements

We have entered into agreements to indemnify our directors and executive officers. These agreements will, among other things, require us to indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by any such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on behalf of our Company or that person’s status as a member of our Board to the maximum extent allowed under Delaware law.

Transactions with Topcon Corporation

On March 2, 2021, we entered into a series of strategic transactions with Topcon Corporation (“Topcon”) Topcon America Corporation (the “Investor”) and Topcon Medical Laser Systems, Inc., a subsidiary of Topcon (the “Seller”) (such transactions, the “Topcon Transactions”), which included (i) an asset purchase agreement with the Seller, pursuant to which we acquired substantially all the assets (except for cash and cash equivalents) of the Seller, including rights to the PASCAL product, (ii) a distribution agreement with Topcon dated March 2, 2021, pursuant to which we granted Topcon the exclusive right to distribute our retina and glaucoma products in certain geographies outside the United States, and (iii) an investment agreement with Investor dated March 2, 2021, pursuant to which the Investor acquired 1,618,122 shares of the our Common Stock for an aggregate purchase price of $10 million.

Policies and Procedures for Related Party Transactions

Our written policies and procedures adopted by the Board provide that, if any of our directors, officers or employees has a significant direct or indirect financial interest in a transaction between us and a third party, subject to specified exceptions and other than those that involve compensation, such interest must be disclosed to and approved by the Company. Our Audit Committee has the principal responsibility for reviewing and approving in advance any proposed related party transactions pursuant to these policies and procedures.

OTHER MATTERS

Delinquent 16(a) Reports

Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of our Common Stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. Based on our review of forms filed with the SEC, or written representations from reporting persons stating that they were not required to file these forms, we believe that during our fiscal year ended December 31, 2022, all Section 16(a) filing requirements were satisfied on a timely basis.

The Board does not know of any other matters to be presented at this meeting. If any other matters properly come before the meeting, it is the intention of the designated proxies to vote the shares they represent as the Board may recommend.

THE BOARD OF DIRECTORS

Dated: April 28, 2023

Appendix A

IRIDEX CORPORATION

2008 EQUITY INCENTIVE PLAN
(as amended March 2023)

1. Purposes of the Plan. The purposes of this Plan are:

•        to attract and retain the best available personnel for positions of substantial responsibility,

•        to provide incentives to individuals who perform services to the Company, and

•        to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares and other stock or cash awards as the Administrator may determine.

2. Definitions. As used herein, the following definitions will apply:

(a) “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

(b) “Affiliate” means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.

(c) “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(d) “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares and other stock or cash awards as the Administrator may determine.

(e) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(f) “Board” means the Board of Directors of the Company.

(g) “Cash Position” means as to any Performance Period, the Company’s level of cash, cash equivalents, available-for-sales securities, and the long term portion of available-for-sales securities.

(h) “Change in Control” means the occurrence of any of the following events:

(i) A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group, (“Person”) acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection (i), the acquisition of additional stock by any one Person, who is considered to own more than 50% of the total voting power of the stock of the Company will not be considered a Change in Control; or

(ii) A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this clause (ii), if any Person is considered to effectively control the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(iii) A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this Section 2(h), persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

For the avoidance of any doubt, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final U.S. Treasury Department Regulations and U.S. Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.

(i) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(j) “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 hereof.

(k) “Common Stock” means the common stock of the Company.

(l) “Company” means IRIDEX Corporation a Delaware corporation, or any successor thereto.

(m) “Consultant” means any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary to render bona fide services to such entity, provided the services (i) are not in connection with the offer or sale of securities in a capital raising transaction, and (ii) do not directly promote or maintain a market for the Company’s securities, in each case, within the meaning of Form S-8 promulgated under the Securities Act, and provided, further, that a Consultant will include only those persons to whom the issuance of Shares may be registered under Form S-8 promulgated under the Securities Act.

(n) “Determination Date” means the latest possible date that will not jeopardize the qualification of an Award granted under the Plan as “performance-based compensation” under Section 162(m) of the Code.

(o) “Director” means a member of the Board.

(p) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(q) “Earnings Per Share” means as to any Performance Period, the Company’s or a business unit’s Net Income, divided by a weighted average number of Common Stock outstanding and dilutive common equivalent Shares deemed outstanding.

(r) “Employee” means any person, including Officers and Directors, employed by the Company or its Affiliates. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(s) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(t) “Fair Market Value” means, as of any date, the value of the Common Stock as the Administrator may determine in good faith by reference to the price of such stock on any established stock exchange or a national market system on the day of determination if the Common Stock is so listed on any established stock exchange or a national market system. If the Common Stock is not listed on any established stock exchange or a national market system, the value of the Common Stock will be determined as the Administrator may determine in good faith.

(u) “Fiscal Year” means the fiscal year of the Company.

(v) “Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(w) “Net Income” means as to any Performance Period, the Company’s or a business unit’s income after taxes.

(x) “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(y) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(z) “Operating Cash Flow” means as to any Performance Period, the Company’s or a business unit’s sum of Net Income plus depreciation and amortization plus changes in working capital comprised of accounts receivable, inventories, other current assets, trade accounts payable, accrued expenses, product warranty, advance payments from customers and long-term accrued expenses.

(aa) “Operating Income” means as to any Performance Period, the Company’s or a business unit’s income from operations but excluding any unusual items or non-operating or non-cash related expenses.

(bb) “Option” means a stock option granted pursuant to Section 6 of the Plan.

(cc) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(dd) “Participant” means the holder of an outstanding Award.

(ee) “Performance Goals” will have the meaning set forth in Section 11 of the Plan.

(ff) “Performance Period” means any Fiscal Year or such other period as determined by the Administrator in its sole discretion.

(gg) “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine pursuant to Section 10.

(hh) “Performance Unit” means an Award which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 10.

(ii) “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(jj) “Plan” means this 2008 Equity Incentive Plan.

(kk) “Restricted Stock” means Shares issued pursuant to an Award of Restricted Stock under Section 8 of the Plan, or issued pursuant to the early exercise of an Option.

(ll) “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 9. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(mm) “Return on Assets” means as to any Performance Period, the percentage equal to the Company’s or a business unit’s Operating Income, divided by average net Company or business unit, as applicable, assets.

(nn) “Return on Equity” means as to any Performance Period, the percentage equal to the Company’s Net Income divided by average stockholder’s equity.

(oo) “Return on Sales” means as to any Performance Period, the percentage equal to the Company’s or a business unit’s Operating Income, divided by the Company’s or the business unit’s, as applicable, revenue.

(pp) “Revenue” means as to any Performance Period, the Company’s or business unit’s net sales.

(qq) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(rr) “Section 16(b)” means Section 16(b) of the Exchange Act.

(ss) “Service Provider” means an Employee, Director, or Consultant.

(tt) “Share” means a share of the Common Stock, as adjusted in accordance with Section 14 of the Plan.

(uu) “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 7 is designated as a Stock Appreciation Right.

(vv) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(ww) “Total Stockholder Return” means as to any Performance Period, the total return (change in share price plus reinvestment of any dividends) of a Share.

3. Stock Subject to the Plan.

(a) Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares that may be awarded and sold under the Plan is 5,850,000 Shares, plus any Shares subject to stock options or similar awards granted under the Company’s 1998 Stock Plan (the “1998 Plan”) that expire or otherwise terminate without having been exercised in full and Shares issued pursuant to awards granted under the 1998 Plan that are forfeited to or repurchased by the Company on or after the date the 1998 Plan expires, with the maximum number of Shares to be added to the Plan from the 1998 Plan to be no more than 1,367,361 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

(b) Full Value Awards. Any Shares subject to Options or Stock Appreciation Rights will be counted against the numerical limits of this Section 3 as one Share for every Share subject thereto. Any Shares subject to Awards of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units with a per share or unit purchase price lower than 100% of Fair Market Value on the date of grant will be counted against the numerical limits of this Section 3 as one and one-half (1.5) Shares for every one Share subject thereto. To the extent that a Share that was subject to an Award that counted as one and one-half (1.5) Shares against the Plan reserve pursuant to the preceding sentence is recycled back into the Plan under the next paragraph of this Section 3, the Plan will be credited with one and one-half (1.5) Shares.

(c) Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units, is forfeited to or repurchased by the Company, the unpurchased Shares (or for Awards other than Options and Stock Appreciation Rights, the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). Upon exercise of a Stock Appreciation Right settled in Shares, the gross number of Shares covered by the portion of the Award so exercised will cease to be available under the Plan. Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if unvested Shares of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company, such Shares will become available for future grant under the Plan. Shares used to pay the tax and/or exercise price of an Award will not become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not reduce the number of

Shares available for issuance under the Plan. Notwithstanding the foregoing provisions of this Section 3(c), subject to adjustment provided in Section 14, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code, any Shares that become available for issuance under the Plan under this Section 3(c).

(d) Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4. Administration of the Plan.

(a) Procedure.

(i) Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan will be administered by a Committee of two (2) or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv) Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.

(b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Awards may be granted hereunder;

(iii) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;

(iv) to approve forms of Award Agreements for use under the Plan;

(v) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(vi) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws;

(vii) to modify or amend each Award (subject to Section 19(c) of the Plan). Notwithstanding the previous sentence, the Administrator may not, without the approval of the Company’s stockholders: (A) modify or amend an Option or Stock Appreciation Right to reduce the exercise price of such Option or Stock Appreciation Right after it has been granted (except for adjustments made pursuant to Section 14), or (B) cancel any outstanding Option or Stock Appreciation Right and replace it with a new Option or Stock Appreciation Right with a lower exercise price;

(viii) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(ix) to allow Participants to satisfy withholding tax obligations in a manner prescribed in Section 15;

(x) to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award pursuant to such procedures as the Administrator may determine; and

(xi) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations, and interpretations will be final and binding on all Participants and any other holders of Awards.

5. Eligibility. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units as the Administrator determines may be granted to Service Providers. Incentive Stock Options may be granted only to Employees of the Company or any Parent or Subsidiary of the Company.

6. Stock Options.

(a) Limitations.

(i) Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000 (U.S.), such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

(ii) The Administrator will have complete discretion to determine the number of Shares subject to an Option granted to any Participant, provided that during any Fiscal Year, no Participant will be granted an Option covering more than 200,000 Shares. Notwithstanding the limitation in the previous sentence, in connection with his or her initial service as an Employee, an Employee may be granted Options covering up to an additional 400,000 Shares.

(b) Term of Option. The Administrator will determine the term of each Option in its sole discretion; provided, however, that the term will be no more than ten (10) years from the date of grant thereof. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(c) Option Exercise Price and Consideration.

(i) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, but will be no less than 100% of the Fair Market Value per Share on the date of grant. In addition, in the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than 110% of the Fair Market Value per Share on the date of grant. Notwithstanding the foregoing provisions of this Section 6(c), Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

(ii) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

(iii) Form of Consideration. The Administrator will determine the acceptable form(s) of consideration for exercising an Option, including the method of payment, to the extent permitted by Applicable Laws.

(d) Exercise of Option.

(i) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

(ii) An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Administrator specifies from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with any applicable withholding taxes). No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14 of the Plan.

(iii) Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iv) Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(v) Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(vi) Other Termination. A Participant’s Award Agreement may also provide that if the exercise of the Option following the termination of Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would result in liability under Section 16(b), then the Option will terminate on the earlier of (A) the expiration of the term of the Option set forth in the Award Agreement, or (B) the 10th day after the last date on which such exercise would result in such liability under Section 16(b). Finally, a Participant’s Award Agreement may also provide that if the exercise of the Option following the termination of the Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of Shares would violate the registration requirements under the Securities Act, then the Option will terminate on the earlier of (A) the expiration of the term of the Option, or (B) the expiration of a period of three (3) months after the termination of the Participant’s status as a Service Provider during which the exercise of the Option would not be in violation of such registration requirements.

7. Stock Appreciation Rights.

(a) Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b) Number of Shares. The Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Participant, provided that during any Fiscal Year, no Participant will be granted Stock Appreciation Rights covering more than 200,000 Shares. Notwithstanding the limitation in the previous sentence, in connection with his or her initial service as an Employee, an Employee may be granted Stock Appreciation Rights covering up to an additional 400,000 Shares.

(c) Exercise Price and Other Terms. The Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan, provided, however, that the exercise price will be not less than 100% of the Fair Market Value of a Share on the date of grant.

(d) Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(e) Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement; provided, however, that the term will be no more than ten (10) years from the date of grant thereof. Notwithstanding the foregoing, the rules of Section 6(d) also will apply to Stock Appreciation Rights.

(f) Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii) The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

8. Restricted Stock.

(a) Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b) Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Notwithstanding the foregoing sentence, for restricted stock intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, during any Fiscal Year no Participant will receive more than an aggregate of 150,000 Shares of Restricted Stock. Notwithstanding the foregoing limitation, in connection with his or her initial service as an Employee, for restricted stock intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, an Employee may be granted an aggregate of up to an additional 150,000 Shares of Restricted Stock. Unless the Administrator determines otherwise, Shares of Restricted Stock will be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

(c) Transferability. Except as provided in this Section 8, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d) Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e) Removal of Restrictions. Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(f) Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g) Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(h) Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

(i) Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the Determination Date. In granting Restricted Stock which is intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

9. Restricted Stock Units.

(a) Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. Each Restricted Stock Unit grant will be evidenced by an Award Agreement that will specify such other terms and conditions as the Administrator, in its sole discretion, will determine, including all terms, conditions, and restrictions related to the grant, the number of Restricted Stock Units and the form of payout, which, subject to Section 9(d), may be left to the discretion of the Administrator. Notwithstanding anything to the contrary in this subsection (a), for Restricted Stock Units intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, during any Fiscal Year of the Company, no Participant will receive more than an aggregate of 150,000 Restricted Stock Units. Notwithstanding the limitation in the previous sentence, for Restricted Stock Units intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, in connection with his or her initial service as an Employee, an Employee may be granted an aggregate of up to an additional 150,000 Restricted Stock Units.

(b) Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. After the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any restrictions for such Restricted Stock Units. Each Award of Restricted Stock Units will be evidenced by an Award Agreement that will specify the vesting criteria, and such other terms and conditions as the Administrator, in its sole discretion will determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(c) Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as specified in the Award Agreement.

(d) Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) set forth in the Award Agreement. The Administrator, in its sole discretion, may pay earned Restricted Stock Units in cash, Shares, or a combination thereof. Shares represented by Restricted Stock Units that are fully paid in cash again will be available for grant under the Plan.

(e) Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

(f) Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock Units as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the Determination Date. In granting Restricted Stock Units which are intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

10. Performance Units and Performance Shares.

(a) Grant of Performance Units/Shares. Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units/Shares granted to each Participant provided that during any Fiscal Year, for Performance Units or Performance Shares intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, (i) no Participant will receive Performance Units having an initial value greater than $1,000,000, and (ii) no Participant will receive more than 150,000 Performance Shares. Notwithstanding the foregoing limitation, for Performance Shares intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, in connection with his or her initial service, a Service Provider may be granted up to an additional 150,000 Performance Shares.

(b) Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

(c) Performance Objectives and Other Terms. The Administrator will set performance objectives or other vesting provisions. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment), or any other basis determined by the Administrator in its discretion. Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine. After the grant of Performance Units/Shares, the Administrator, in its sole discretion, may reduce or waive any restrictions for such Awards.

(d) Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.

(e) Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

(f) Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

(g) Section 162(m) Performance Restrictions. For purposes of qualifying grants of Performance Units/Shares as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the Determination Date. In granting Performance Units/Shares which are intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

11. Performance-Based Compensation Under Code Section 162(m).

(a) General. If the Administrator, in its discretion, decides to grant an Award intended to qualify as “performance-based compensation” under Code Section 162(m), the provisions of this Section 11 will control over any contrary provision in the Plan; provided, however, that the Administrator may in its discretion grant Awards that are not intended to qualify as “performance-based compensation” under Section 162(m) of the Code to such Participants that are based on Performance Goals or other specific criteria or goals but that do not satisfy the requirements of this Section 11.

(b) Performance Goals. The granting and/or vesting of Awards of Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units and other incentives under the Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Code Section 162(m) and may provide for a targeted level or levels of achievement (“Performance Goals”) including (i) Cash Position, (ii) Earnings Per Share, (iii) Net Income, (iv) Operating Cash Flow, (v) Operating Income, (vi) Return on Assets, (vii) Return on Equity, (viii) Return on Sales, (ix) Revenue, and (x) Total Stockholder Return. Any Performance Goals may be used to measure the performance of the Company as a whole or a business unit of the Company and may be measured relative to a peer group or index. The Performance Goals may differ from Participant to Participant and from Award to Award. Prior to the Determination Date, the Administrator will determine whether any significant element(s) will be included in or excluded from the calculation of any Performance Goal with respect to any Participant.

(c) Procedures. To the extent necessary to comply with the performance-based compensation provisions of Code Section 162(m), with respect to any Award granted subject to Performance Goals, within the first twenty-five percent (25%) of the Performance Period, but in no event more than ninety (90) days following the commencement of any Performance Period (or such other time as may be required or permitted by Code Section 162(m)), the Administrator will, in writing, (i) designate one or more Participants to whom an Award will be made, (ii) select the Performance Goals applicable to the Performance Period, (iii) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (iv) specify the relationship between Performance Goals and the amounts of such Awards, as applicable, to be earned by each Participant for such Performance Period. Following the completion of each Performance Period, the Administrator will certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amounts earned by a Participant, the Administrator will have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant to the assessment of individual or corporate performance for the Performance Period. A Participant will be eligible to receive payment pursuant to an Award for a Performance Period only if the Performance Goals for such period are achieved.

(d) Additional Limitations. Notwithstanding any other provision of the Plan, any Award which is granted to a Participant and is intended to constitute qualified performance based compensation under Code Section 162(m) will be subject to any additional limitations set forth in the Code (including any amendment to Section 162(m)) or any regulations and ruling issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m) of the Code, and the Plan will be deemed amended to the extent necessary to conform to such requirements.

12. Leaves of Absence. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Service Provider will not cease to be an Employee in the case of (i) any leave of absence approved by the Company, or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed three (3)

months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months and one day following the commencement of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

13. Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

14. Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, and the numerical Share limits set forth in Sections 3, 6, 7, 8, 9, and 10.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c) Change in Control. In the event of a merger or Change in Control, each outstanding Award will be treated as the Administrator determines, including, without limitation, that each Award will be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation (the “Successor Corporation”). The Administrator will not be required to treat all Awards similarly in the transaction.

In the event that the Successor Corporation does not assume or substitute for the Award, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock will lapse, and, with respect to Restricted Stock Units, Performance Shares and Performance Units, all Performance Goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. In addition, if an Option or Stock Appreciation Right is not assumed or substituted for in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

For the purposes of this subsection (c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) or, in the case of a Stock Appreciation Right upon the exercise of which the Administrator determines to pay cash or a Performance Share or Performance Unit which the Administrator can determine to pay in cash, the fair market value of the consideration received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the Successor Corporation, the Administrator may, with the consent of the Successor Corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Performance Share or Performance Unit, for each Share subject to such Award (or in the case of Performance Units, the number of implied shares determined by dividing the value of the Performance Units by the per share consideration received by holders of Common Stock in the Change in Control), to be solely common stock of the Successor Corporation equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

Notwithstanding anything in this Section 14(c) to the contrary: (i) an Award that vests, is earned or paid-out upon the satisfaction of one or more Performance Goals will not be considered assumed if the Company or its successor modifies any of such Performance Goals without the Participant’s consent; provided, however, a modification to such Performance Goals only to reflect the Successor Corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption; and (ii) if a payment under an Award Agreement is subject to Code Section 409A and if the change in control definition contained in the Award Agreement does not comply with the definition of “change of control” for purposes of a distribution under Code Section 409A, then any payment of an amount that is otherwise accelerated under this Section will be delayed until the earliest time that such payment would be permissible under Code Section 409A without triggering any penalties applicable under Code Section 409A.

15. Tax Withholding

(a) Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

(b) Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum amount required to be withheld, (iii) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld, or (iv) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

16. No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

17. Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

18. Effective Date and Term of Plan. The Plan will become effective upon the date the stockholders of the Company approve the Plan. The Company will obtain such stockholder approval in the manner and to the degree required under Applicable Laws. It will continue in effect until June 11, 2025, unless terminated earlier under Section 19 of the Plan.

19. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Administrator may at any time amend, alter, suspend or terminate the Plan.

(b) Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension, or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

20. Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

21. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

Appendix B

CERTIFICATE OF AMENDMENT OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
IRIDEX CORPORATION

IRIDEX Corporation, a Delaware corporation (the “Corporation”), hereby certifies as follows:

1.  The name of the Corporation is IRIDEX Corporation. The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on November 21, 1995.

2.  The terms and provisions of this Certificate of Amendment of Amended and Restated Certificate of Incorporation have been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware (the “DGCL”) by the Board of Directors of the Company (the “Board of Directors”) and have been duly approved by the consent of the stockholders of the Company in accordance with Section 211 of the DGCL.

3.  The following amendment to the Amended and Restated Certificate of Incorporation shall be effective on________, 2023, and the effective time shall be 12:01 a.m., Eastern Time.

4.  Article EIGHTH of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety to read as follows:

“A director or officer of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as the same exists or may hereafter be amended. Any repeal or modification of this Article EIGHTH shall not adversely affect any right or protection of a director or officer of the corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

Any repeal or amendment of this Article EIGHTH by the stockholders of the corporation or by changes in law, or the adoption of any other provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article EIGHTH will, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the corporation to further limit or eliminate the liability of directors or officers) and shall not adversely affect any right or protection of a director or officer of the corporation existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to acts or omissions occurring prior to such repeal or amendment or adoption of such inconsistent provision.”

[signature page follows]

B-1

IN WITNESS WHEREOF, this Certificate of Amendment of Amended and Restated Certificate of Incorporation has been duly executed by an authorized officer of the Corporation’s on _______, 2023.

IRIDEX CORPORATION

David Bruce
President and Chief Executive Officer

B-2

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by June 13, 2023 at 11:59 P.M., Eastern Time. Online Go to www.envisionreports.com/IRIX or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/IRIX Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Annual Meeting Proxy Card IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommends a vote FOR each of the nominees listed in Proposal 1, and FOR Proposals 2, 3, 4 and 5. 1. Election of Directors: 01 - David I. Bruce 04 - Beverly A. Huss For Against Abstain 2. To ratify the appointment of BPM LLP as the Company’s independent registered public accounting firm for fiscal year 2023 ending December 30, 2023. 4. To approve of the 2008 Equity Incentive Plan, as amended. 02 - Nandini Devi 05 - Kenneth E. Ludlum 03 - Robert Grove, Ph.D. 06 - Scott Shuda 3. To conduct an advisory vote to approve the compensation of the Company’s named executive officers. 5. To approve of the amendment to the Amended and Restated Certificate of Incorporation to eliminate or limit the personal liability of officers. In his discretion, the proxy and attorney-in-fact is authorized to vote upon such other matters which may properly come before the meeting and any adjournment(s) or postponement(s) thereof. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign. If a corporation, please sign in full corporate name by authorized person. If a partnership, please sign in partnership name by authorized person. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 1 U P X 03SR6B

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The material is available at: www.envisionreports.com/IRIX Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/IRIX IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — IRIDEX Corporation THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS 2023 ANNUAL MEETING OF STOCKHOLDERS — June 14, 2023 The undersigned stockholder of IRIDEX Corporation, a Delaware corporation (“IRIDEX”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated on or around April 17, 2023, and hereby appoints David I. Bruce and Scott Shuda, each of them, proxy and attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2023 Annual Meeting of Stockholders of IRIDEX to be held on June 14, 2023, at 9:00 a.m., Pacific Time, at the principal offices of IRIDEX located at 1212 Terra Bella Avenue, Mountain View, California 94043, and at any adjournment(s) or postponement(s) thereof and to vote all shares of Common Stock of IRIDEX which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side of this Proxy. This proxy will be voted as directed or, if no contrary direction is indicated, will be voted FOR the election of each of the director nominees listed, FOR ratification of the appointment of BPM LLP as the Company’s independent registered public accounting firm for fiscal year 2023 ending December 30, 2023, FOR an advisory vote to approve the compensation of the Company’s named executive officers, FOR approval of the 2008 Equity Incentive Plan, as amended, and FOR approval of the amendment to the Amended and Restated Certificate of Incorporation to eliminate or limit the personal liability of officers and as said proxies deem advisable on such other matters as may come before the meeting and any adjournment(s) or postponement(s) thereof. The Board of Directors unanimously recommends a vote “FOR” each of the director nominees listed in Proposal 1, and “FOR” Proposals 2, 3, 4 and 5. CONTINUED AND TO BE SIGNED ON REVERSE SIDE C Non-Voting Items Change of Address — Please print new address below.